Exhibit 10.23

November 9, 2015

Everest International Reinsurance, Ltd.
Seon Place, 4th Floor
141 Front Street
Hamilton, HM 19
P.O. Box HM 845
Telecopy Number: (441) 295-4828
Attention: Mark de Saram

Ladies and Gentlemen:

Ref:  Standby Letter of Credit Facility

Lloyds Bank plc (the "Bank") hereby establishes a committed line of credit (the "Facility") in the principal amount of One Hundred Seventy Five Million British Pounds Sterling (£175,000,000.00)(such amount, as the same may be reduced as hereinafter provided, the "Facility Amount") to Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda (the "Company") for the issuance and amendment of standby letters of credit for its account (each, as the same may be amended from time to time and in the form attached to the Application (as defined below) or as otherwise agreed by the Bank, a "Letter of Credit"), subject to the terms and conditions set forth in this letter agreement (as may be amended, supplemented or otherwise modified from time to time, this "Agreement"), in the Master Agreement for Standby Letters of Credit and Demand Guarantees dated as of November 9, 2015 between the Company and the Bank in the form attached hereto as Exhibit A (as the same may be amended from time to time, the "Master Agreement"), and in each Application for Irrevocable Standby Letter of Credit in a form substantially similar to Exhibit B attached hereto or as otherwise agreed by the Bank (each, an "Application").   The Bank agrees subject to the conditions precedent hereinafter provided to issue Letters of Credit under the Facility through its London office (the "Issuing Branch") and to amend Letters of Credit issued under the Facility. The purpose of the Letters of Credit shall be to support the obligations of the Company to provide Funds at Lloyd's ("FAL") to support its and any Other Party's business assumed as a member of certain syndicates at Lloyd's for the 2016 Year of Account. Letters of Credit shall be available in British Pounds Sterling. The obligations of the Company to the Bank in respect of the Facility shall be secured by cash and investment securities held in an account or accounts in the name of the Company at Bank of New York (the "Custodian") and pledged to the Bank pursuant to the Pledge and Security Agreement dated as of November 9, 2015 (as the same may be amended from time to time, the "Pledge and Security Agreement") in the form attached hereto as Exhibit C. The Company and the Custodian shall also execute and deliver to the Bank an Account Control Agreement in the form of Exhibit D (as the same may be amended from time to time, the "Account Control Agreement"). "Lloyd's" for the purposes hereof means the society incorporated by Lloyd's Act 1871 in the name of Lloyd's.

Availability under the Facility will terminate on the date (the "Termination Date") that is the earliest of (x) the fifth Business Day (as defined in the Master Agreement) prior to December 31, 2015, (the "Scheduled Termination Date"), (y) the date on which the Bank notifies the Company that an Event of Default has occurred under the Master Agreement and that the Bank is terminating the Facility and (z) the date on which the Bank notifies the Company that a Change in Control has occurred and that the Bank is terminating the Facility. Upon the occurrence of an event described in clause (y) or clause (z) above the Company shall procure that (x) the aggregate

 Lloyds Bank plc. Registered Office: 25 Gresham Street, London EC2V 7HN. Registered in England and Wales No. 2065. Telephone: 020 7626 1500.Authorised by the Prudential Regulation
Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority under number 119278.
Lloyds Bank plc is covered by the Financial Services Compensation Scheme and the Financial Ombudsman Service. (Please note that due to the schemes' eligibility criteria not all
Lloyds Bank business customers will be covered by these schemes.)

amount available to be drawn under the Letters of Credit issued under the Facility and (y) the aggregate amount of drawings under the Letters of Credit issued under the Facility which have been paid by the Bank but not reimbursed to the Bank (the sum of (x) and (y) hereinafter called the "Total Outstandings") shall be reduced to zero.

"Change Control" for the purposes hereof means, at any time, Everest Group (as defined in the Master Agreement) shall cease to own and control, of record and beneficially, directly, more than 50% of each class of the outstanding Capital Stock (as defined in the Master Agreement) of the Company free and clear of all Liens expect for nonconsensual liens arising as a matter of law.

The Company shall pay to the Bank a commitment fee (the "Commitment Fee") equal to ten hundredths of one percent (10/100 of 1%) per annum on the average daily amount of the remainder of (x) the Facility Amount and (y) the Total Outstandings. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter and shall accrue from and including the Effective Date (as defined below) of the Facility up to but excluding the Termination Date and  shall be calculated on the actual number of days elapsed in a year of 360 days. The Company shall also pay to the Bank a letter of credit commission in respect of each Letter of Credit as provided in the Master Agreement.

The Facility shall become effective and the effective date shall occur upon the satisfaction of the following conditions (and the documents required to be delivered shall be in form and substance satisfactory to the Bank) (the first date on which all of the following conditions are satisfied or waived by the Bank, the "Effective Date"):

1.   delivery of this Agreement, the Master Agreement, the Pledge and Security Agreement and the Account Control Agreement (each of the foregoing and any Application individually a "Related Document" and collectively the "Related Documents") duly executed by the Company;

2.  delivery of copies of the organic documents of the Company certified as true and correct and up to date by the Secretary or Assistant Secretary of the Company;

3.  delivery of a certificate of the Secretary or an Assistant Secretary of the Company, attaching and certifying copies of the resolutions of its board of directors authorizing the execution and delivery of the Related Documents and the performance of the transactions contemplated herein and therein, and certifying the name, title and true signature of each officer of the Company authorized to execute the Master Agreement and the other Related Documents;

4.  delivery of a good standing certificate or comparable certificate relating to the Company's good standing under the laws of the jurisdiction of its organization if such is available in such jurisdiction

5.   satisfactory completion by the Bank of all "know you customer" checks;

6.   favorable opinions of counsel to the Company addressed to the Bank and covering matters customary for a transaction of this nature;

7.    Evidence satisfactory to the Bank that all necessary or appropriate steps have been taken (including the filing of a UCC-1 financing statement and the registration of a charge under Bermuda law) have been taken in order to perfect the lien and security interest of the Bank in the collateral pledged to the Bank pursuant to the Pledge and Security Agreement together with satisfactory UCC and Bermuda lien searches

8.    the Bank shall have received evidence of acceptance by CT Corporation System of its appointment of agent of service of process for the Company pursuant to Section 19 of the Master Agreement.

The obligation of the Bank to issue each Letter of Credit and to amend any Letter of Credit (each a "Credit Extension") is subject to the following conditions precedent (and the documents required to be delivered hereunder shall be in form and substance satisfactory to the Bank):

1.	The Effective Date shall have occurred and the Termination Date shall not have occurred;

2

2.
The Bank shall have received an Application for the relevant Credit Extension at least five (5) Business Days (as defined in the Master Agreement) prior to the proposed date of issuance of such Credit Extension;

3.
No Event of Default under the Master Agreement nor any event or circumstance which with the giving of notice or lapse of time or both could become an Event of Default under the Master Agreement shall have occurred;

4.	The form of the requested Credit Extension shall be satisfactory to the Bank in form and substance and the Credit Extension shall be currently dated;

5.
The date of issuance of such Credit Extension shall not fall later than the fifth Business Day (as defined in the Master Agreement) preceding the Scheduled Termination Date and the scheduled expiration date of any Letter of Credit to be issued or amended in such Credit Extension shall not after giving effect to such Credit Extension expire later than December 31, 2019;

6.
After giving effect to the issuance of such Credit Extension, the British Pound Sterling Equivalent of the aggregate Collateral Value (as defined in  the Pledge and Security Agreement) of the collateral pledged to the Bank under the Pledge and Security Agreement as to which the Bank has a first lien shall not be less than 100% of the Total Outstandings and the Total Outstandings shall not exceed the Facility Amount and the Company shall have delivered to the Bank a Collateral Value Report (as defined in the Pledge and Security Agreement) not later than 11:00 am on the Business Day (as defined in the Master Agreement) immediately preceding the date on which such Letter of Credit is to be issued;

7.
No order, judgment or decree of any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each a "Government Authority") or of any arbitrator shall purport by its terms to enjoin or restrain the issuance of such Credit Extension and no requirement of law applicable to the Bank or the Issuing Branch and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of such Credit Extension or letters of credit generally;

8.
The initial stated amount of each Letter of Credit shall be no less than £100,000 or an integral multiple thereof and after giving effect to such Credit Extension no more than thirty (30) Letters of Credit shall be outstanding and

9.	The representations and warranties of the Company contained in the Related Documents shall be true and correct on the date of issuance of such Credit Extension.

The Bank and the Company agree that (a) each Letter of Credit has an initial term of four years and shall remain in force until, on or after the date of its issuance, not less than four years' notice is given to Lloyd's in accordance with the terms of such Letter of Credit (the "Notice of Non-Extension") that such Letter of Credit will be terminated on the date specified in the Notice of Non-Extension. Accordingly, the Bank shall, no earlier than the date of this Facility and no later than December 31, 2015, give the Notice of Non-Extension to Lloyd's in respect of such Letter of Credit so that the Letter of Credit shall expire on the date specified in the Notice of Non-Extension; and (b) upon the expiry of a Letter of Credit in accordance with a Notice of Non-Extension, the Company shall procure that the Total Outstanding in respect of such Letter of Credit referred to in that Notice of Non-Extension will be reduced to zero.

On 31 December 2016, unless the Bank (at its sole and absolute discretion) has issued further Credit Extensions to provide FAL for the Company in respect of the 2017 underwriting year of account and the parties have effected such amendments to this Agreement and the other Related Documents (as defined in the Master Agreement) as the Bank considers necessary to facilitate the issuance of such further Credit Extensions, then cash collateral in British pounds sterling is to be provided in an amount such that collateral pledged to the Bank under the Pledge and Security Agreement shall consist entirely of cash in an amount not less than the Total Outstandings.
3

The Company agrees that submission of each Application shall be deemed to be a representation and warranty that each of the representations and warranties contained in the Related Documents are true and correct as of the issuance date of the Credit Extension requested by such Application.

This Agreement may be executed by the parties hereto individually, or in any combination of the parties hereto, in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic imaging means (including portable document format) shall be effective as delivery of a manually executed counterpart of this Agreement; provided, however, that, the Bank shall require any request for a Letter of Credit delivered via email to attach such request, signed by authorized signatories, in portable document format (PDF)

This Agreement is one of the "Related Documents" described in the Master Agreement, the provisions of which relating to this Agreement as a Related Document are incorporated by reference herein as if set forth at length herein.

The agreement of the Bank to establish the Facility shall automatically terminate, without further notice, if the Effective Date shall not have occurred by December 1, 2015.

            We look forward to doing business with you.

Yours sincerely,

/S/ DAVEN POPAT
Name: Daven Popat
Title: Senior Vice President
Transaction Execution
Category A
P003

/S/ JULIA R. FRANKLIN
Name: Julia R. Franklin
Title: Vice President
Business Transformation
Category A
F002

.

Acknowledged and agreed (in counterpart) this 9th day
of November, 2015

EVEREST INTERNATIONAL REINSURANCE, LTD.

By: PATRICIA GORDON-PAMPLIN
Name: Patricia Gordon-Pamplin
Title: Vice President

4

EXHIBIT A
FORM OF MASTER AGREEMENT

EXHIBIT B
FORM OF APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT

[Date]

Lloyds Bank plc
1095 Avenue of the Americas, 35th Floor
New York, NY 10036
Telecopy Number: (212)930 –5099
Attention: Letter of Credit Department

Ladies and Gentlemen:

The undersigned, EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda (the "Applicant"), refers to the Standby Letter of Credit Facility, dated as of November 9, 2015, among the Applicant and you (as amended, restated, modified or supplemented from time to time, the "Facility Letter"; the terms defined therein being used herein as therein defined), and, pursuant to the terms of the Facility Letter, hereby gives you irrevocable notice that the Applicant requests the issuance of a Letter of Credit (as defined in the Facility Letter) by you for the account of [INSERT ACCOUNT PARTY NAME] (the "Account Party") under the Facility Letter, and to that end sets forth below the information relating to such Letter of Credit (the "Requested Letter of Credit") as required by the Facility Letter:
1.	The Business Day on which the Requested Letter of Credit is requested to be issued is _____________ (the "Date of Issuance").[1].
2.	The stated amount of the Requested Letter of Credit is £_____________.[2]
3.	The expiry date of the Requested Letter of Credit is _____________.[3]
4.	The purpose of this Requested Letter of Credit is to provide Funds at Lloyd's for the Account Party for the [2016] underwriting year of account.
5.
The Letter of Credit (as defined in the Facility Letter) should be issued in favor of Lloyd's as beneficiary of the Requested Letter of Credit and be in the form attached hereto at Appendix 1(or such other form as agreed to by you) and delivered to the recipient at [INSERT ADDRESS].

The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:
(a)	The representations and warranties of the Applicant contained in the Related Documents shall be true and correct on the Date of Issuance;
(b)
No Event of Default under the Master Agreement nor any event or circumstance which with the giving of notice or lapse of time or both could become an Event of Default under the Master Agreement shall have occurred on the Date of Issuance, both immediately before and after giving effect to, the Requested Letter of Credit;

1  Shall be at least five Business Days after the date hereof falling on or before the Termination Date.
2  Shall be equal to or more than £100,000 and denominated in a currency provided for in the Master Agreement.
3  Shall not be later than December 31, 2019.

(c)
After giving effect to the issuance of such Requested Letter of Credit, the aggregate Collateral Value of the collateral pledged to the Bank under the Pledge and Security Agreement as to which the Bank has a first lien shall not be less than 100% of the Total Outstandings and the Total Outstandings shall not exceed the Facility Amount; and

(d)
No order, judgment or decree of Government Authority or of any arbitrator shall purport by its terms to enjoin or restrain the issuance of such Requested Letter of Credit and no requirement of law applicable to the Bank or the Issuing Branch and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of such Requested Letter of Credit or letters of credit generally.

Very Truly yours,

EVEREST INTERNATIONAL REINSURANCE, LTD.

By:
Name:
Title:

Exhibit B - Page 2

APPENDIX 1 TO EXHIBIT B
 FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT — CORPORATE MEMBER
TO BE USED FOR LLOYD'S DEPOSITS
(See page 4 for notes on completion of the standby letter of credit)
To: The Society and Council of Lloyd's do The Manager, Market Services Fidentia House,
Walter Burke Way,
Chatham,
Kent ME4 4RN
Gentlemen,
IRREVOCABLE STANDBY LETTER OF CREDIT NO. (1)
RE: [Insert name of corporate member of Lloyd's] ("the Applicant")
We are pleased to inform you that by order of the Applicant we (2) ("the Issuing Bank") have opened our Irrevocable Credit No. (1) in your favour for a sum not to exceed the aggregate of (3) effective from (4) ("the Commencement Date"). This Letter of Credit will expire on the Final Expiration Date.
This Letter of Credit shall remain in force until we give you not less than four years notice in writing terminating the same on the fourth anniversary of the Commencement Date or on any date subsequent thereto as specified in such notice ("the Final Expiration Date"), our notice to be sent by registered mail for the attention of the Manager, Market Services, at the above address.
All charges are for the Applicant's account.
Funds under this Letter of Credit are available to you in London upon presentation of your sight draft(s) drawn on us at the above address, our London Office or the London Branch of the Confirming Bank, mentioning the Issuing Bank's Credit No. (1) and name (2) and the London Office or Confirming Bank's reference as applicable.
This Letter of Credit is subject to The International Standby Practices — ISP98 (1998 publication -International Chamber of Commerce Publication No 590).

 CM50A 2007

4

This Letter of Credit shall be governed by and interpreted in accordance with English Law and we hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.
We hereby engage with you that we will honour draft(s) drawn under and in compliance with the terms and conditions of this Letter of Credit.
Authorised Signatory                                                                       Authorised Signatory

 CM50A 2007

5

To be completed by Confirming Bank where applicable
We, (5), hereby confirm the above-mentioned Letter of Credit and thereby engage with you that we will honour all draft(s) drawn under and in accordance with the terms and conditions of Letter of Credit No. (1) of (2) at our London Office.
This Confirmation shall remain in force until we, the Confirming Bank, give you not less than four years notice in writing stating that our confirmation will terminate on the fourth anniversary of the Commencement Date of the Letter of Credit or on any date subsequent thereto as specified in such notice, our notice to be sent by registered mail for the attention of the Manager, Market Services, at the above address. In circumstances where our Confirmation has terminated but the Letter of Credit remains in force, the Letter of Credit shall be advised by us without engagement or responsibility on our part.
The Letter of Credit shall be governed by and interpreted in accordance with English Law and we hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.
Kindly address all correspondence regarding the Letter of Credit for the attention of
(DEPARTMENT) mentioning specifically our reference number
...........................................................(INSERT NO.)

Authorised Signatory                                                                       Authorised Signatory

 CM50A 2007

Notes for Completion of the Standby Letter of Credit (CM 50A)
A standby letter of credit, to be eligible for inclusion in a corporate member's funds at Lloyd's, must have been issued by an authorised credit institution approved by the Council of Lloyd's for the purpose of providing letters of credit or guarantees for such purpose.
The standby letter of credit must be completed on the letter headed paper with the London address of:-
(a)	In the case of a confirmed letter of credit, the confirming credit institution ("Confirming Bank"); and
(b)	In any other case, the issuing credit institution ("Issuing Bank").
The standby letter of credit must be payable in London at the counters of the Issuing Bank, the London Office of the Issuing Bank or the Confirming Bank.
(1)	Insert number of letter of credit.
(2)	Insert the name of the issuing credit institution.
(3)	Insert the amount of the letter of credit in words and figures.
(4)	Insert commencement date.
(5)	Insert the name of the confirming credit institution.

 CM50A 2007

Exhibit C
Form of Pledge and Security Agreement

Exhibit D
Form of Account Control Agreement

Master Agreement for Standby Letters of Credit and Demand Guarantees

This Master Agreement for Stand-by Letters of Credit (as amended, supplemented or otherwise modified from time to time, this "Agreement") is dated November 9, 2015. The undersigned applicant (the "Applicant") hereby agrees that the terms and conditions of this Agreement shall apply to each irrevocable  letter of credit or demand guarantee to be issued by LLOYDS BANK PLC (the "Bank") upon the application (each an "Application") of the Applicant whether by electronic transmission or transmission arrangements acceptable to the Bank (each such irrevocable stand-by letter of credit or demand guarantee, as it may, from time to time, be amended or modified with the written agreement of the Applicant, is hereinafter called the "Credit"), and to the related Application for each such Credit.

1.	The Applicant hereby agrees to pay on demand to the Bank:

(i)	the amount which the Bank shall have paid pursuant to the terms of the Credit at any time;

(ii)	interest, if any, on (a) the amounts referred to in clause (i) above from the date any such amount is paid by the Bank under the Credit until payment in full is received by the Bank from the Applicant and (b) any other amount due, if any, from the Applicant to the Bank under this Agreement from the date which is ten (10) days following the Bank's written demand to the Applicant therefor, at a fluctuating interest rate per annum (the "Bank Rate"), (computed on the basis of a year of 360 days for the actual number of days elapsed until payment in full) equal for each day to the highest of (i) the rate established for such day from time to time by the Bank in the United States as its prime or reference rate of interest, such rate to change automatically from time to time as of the opening of business on the effective date of each change in such prime or reference rate, (ii) the sum of one half of one percent plus the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank in its sole discretion and (iii) the sum of one per cent plus the Bank's one month LIBOR (set daily) for such day, provided, however, that notwithstanding any other provision of this Agreement, nothing in this Agreement shall be construed to require the Applicant to pay interest on any amount at a rate per annum in excess of the highest rate permitted by applicable law and

(iii)	any and all charges and expenses approved by the Applicant and incurred by the Bank relative to the Credit, together with interest thereon at the Bank Rate from the tenth (10th) day following delivery by the Bank to the Applicant of a written invoice detailing any such charges or expenses.

2.                     (a)                  On, or within ten (10) days following, the date on which the Bank issues the Credit, the Applicant shall pay to the Bank an issuance fee in the amount set forth on Schedule 1 to this Agreement (the "Terms Schedule").

(b)                The Applicant will pay to the Bank a non-refundable commission with respect to the Credit (computed on the basis of a 360-day year for the actual number of days elapsed) at the rate per annum set forth on the Terms Schedule or such other rate that shall be agreed on the maximum stated amount of the Credit for the preceding quarter, quarterly in arrears for so long as the Credit remains in effect and on the date of termination or expiration of the Credit.

(c)                 If any change in any law, regulation or regulatory guideline, or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose on, modify or deem applicable to, the Bank any reserve, special deposit, capital adequacy or similar requirement or guideline against standby letters of credit issued by the Bank or (ii) impose on the Bank any other condition therefor, and the result of any event referred to in clause (i) or (ii) above shall be to increase, by an amount deemed by the Bank in its sole discretion to be material, the cost (other than an increase resulting from a change in any net income tax imposed upon the Bank) to the Bank of issuing or maintaining the Credit, then, within ten (10) days following demand by the Bank, accompanied by the certificate referred to in the following sentence, the Applicant shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost.  A certificate as to such increased cost incurred by the Bank as a result of any event mentioned in clause (i) or (ii) above, submitted by the Bank to the Applicant and including a statement in reasonable detail as to the reason for and calculation of such increase, shall, absent manifest error, be conclusive as to the amount thereof provided that the Bank shall further state in such certificate that the Bank is claiming from its other customers comparable compensation in connection with letters of credit issued for such customers.

3.                  The obligations of the Applicant under this Agreement shall be absolute and unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a)                any amendment or waiver of or any consent to departure from all or any of the Facility Letter dated as of November 9, 2015 (as the same may be amended from time to time, the "Facility Letter" between the Bank and the Applicant, the Pledge and Security Agreement, (as defined in the Facility Letter), the Account Control Agreement (as defined in the Facility Letter) or any other document or instrument relating hereto or thereto ( each individually a "Related Document" and collectively the "Related Documents");

(b)                the existence of any claim, set-off, defense or other right which the Applicant may have at any time against the beneficiary of the Credit (or any entities for whom such beneficiary may be acting), whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

(c)                payment by the Bank under the Credit against presentation of a statement or draft which does not strictly comply with the terms of the Credit,  provided that the action or inaction of the Bank shall not have manifested gross negligence or willful misconduct on the part of the Bank.

4.                   In the event of any change or modification, with the written agreement of the Applicant, relative to the Credit or any instruments or documents called for thereunder, including waiver of noncompliance of any such instruments or documents with the terms of the Credit, this Agreement shall be binding upon the Applicant with regard to the Credit as so changed or modified, and to any action taken by the Bank or any of its correspondents relative thereto.

5.                  Neither the Bank nor any of its officers or directors shall be liable or responsible for:  (a) the use which may be made of the Credit or for any acts or omissions of the beneficiary thereof in connection therewith;  (b) the validity, accuracy or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not strictly comply with the terms of the Credit, including failure of any documents to bear any reference or adequate reference to the Credit, or  (d) any other circumstances whatsoever in making or failure to make payment under the Credit. Notwithstanding the foregoing, the Applicant shall have a claim against the Bank, and the Bank shall be liable to the Applicant to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Applicant caused by (i) the Bank's willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.  In furtherance and not in limitation of the foregoing the Applicant agrees that the Bank may accept all instructions of the Applicant with regard to the Credit, including the Application to issue the Credit, by telecopier or e-mail and the Applicant further agrees that any such instruction, including such Application, received by the Bank by telecopier or e-mail that the Bank believes to be genuine shall be binding upon the Applicant  and shall operate as an original.

6.                  The Applicant agrees to hold the Bank and its officers, directors, shareholders, employees, agents and servants (collectively, the "Bank's Parties") indemnified and harmless against any and all claims, liability or direct (as opposed to consequential) loss or damage, including the reasonable fees and disbursements of external counsel to the Bank in any litigation concerning the Credit or any Related Document whether or not any of the Bank's Parties is a party thereto, however arising from or in connection with the Credit or any Related Document and the transactions contemplated thereby except to the extent any such loss or damage is incurred on account of the gross negligence or willful misconduct of the Bank or any of the Bank's Parties, as the case may be. The Applicant shall pay to the Bank the amount of all costs and expenses including the reasonable fees and disbursements of external counsel to the Bank incurred by the Bank in connection with the enforcement of this agreement. The obligations of the Applicant under this Section 6 shall survive the termination of this Agreement.

7.                  The Applicant represents and warrants to the Bank (which representation and warranty shall be deemed to be remade as of the date of the Application for the Credit) as follows:

(a)	The Applicant is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its properties and to conduct its business as now conducted.

(b)	The Applicant has full right, power and authority to enter into this Agreement, to execute and deliver all Related Documents executed by it, and to incur and perform the obligations provided for herein and therein, all of which acts have been duly authorized by all proper and necessary corporate action on the part of the Applicant.

(c)	Except as heretofore disclosed to the Bank in writing by the Applicant, there are no actions, suits or proceedings pending or, to the knowledge of the Applicant, threatened against or affecting the Applicant, or any of its properties or assets, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Applicant, would have a material adverse effect upon the ability of the Applicant to perform its obligations hereunder and under the Related Documents.

(d)	The balance sheet of Everest Re Group, Ltd., a company organized under the laws of Bermuda, (the "Everest Group") and its consolidated subsidiaries (if any) as of and for its most recently-ended fiscal year, and the related statements of income and retained earnings of Everest Group and its consolidated subsidiaries (if any) for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the Everest Group and its consolidated subsidiaries (if any) for the period ended on such date, all in accordance with generally accepted accounting principles and, as applicable, statutory accounting practices prescribed by the insurance regulatory authority charged with regulating insurance companies in the applicable jurisdiction of Everest Group and its subsidiaries, consistently applied, and since that time, there has been no material adverse change in such condition.

(e)	This Agreement and all Related Documents executed by the Applicant are the legal, valid, and binding obligations of the Applicant enforceable against the Applicant in accordance with their respective terms, except as such enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors' rights.

(f)	There is no default by the Applicant or, to the best of the Applicant's knowledge, by any party to any other Related Document and no event has occurred and is continuing, and no condition exists, which with notice or the passage of time or both would constitute a default under any thereof.

(g)	Each of the Credit, the use thereof by the Applicant and the underlying transaction to which the Credit relates, the execution, delivery and performance of the Related Documents by the Applicant and the creation and perfection of the Bank's interest in any collateral intended to be created or delivered under any Related Document comply with all applicable laws and regulations and any necessary permits and approvals with respect thereto have been obtained and any required filings and notices with respect thereto have been made and given.

(h)	if the Credit is issued to support obligations of an entity (an "Other Party ") other than the Applicant (i) Applicant is duly authorized to act for and bind such Other Party with respect to such Credit and this Agreement; (ii) such Other Party shall be jointly and severally liable with Applicant for the reimbursement, indemnification and other obligations, representations, warranties and agreements of Applicant hereunder and in the Agreement in respect of the Credit, (C) such Other Party has consented to its being referred to as the "applicant", "account party", "client", "customer" or "instructing party" at whose request or on whose behalf or for whose account the Credit is issued; (D) such Other Party has consented to its not having any rights under this Agreement (including any right to request that the Bank or amend the Credit or that the Bank dispose of any documents presented under the Credit (or any goods represented thereby) in any particular manner) and to the Bank's treating Applicant as the sole entity entitled to exercise such rights with respect to the Credit; (E) such Other Party is bound by all the limitations of liability and exculpations in the Bank's favor contained in this Agreement and subject to all the rights and remedies in the Bank's favor referred to in this Agreement as if it were Applicant; and (F) the Bank shall not be required to send any notice hereunder to such Other Party, but if the Bank in its sole discretion chooses to do so, the Bank may send such notice as provided herein care of Applicant and such notice shall be effective as if given to such Other Party

8.                  So long as the Credit remains outstanding or any amount remains outstanding hereunder or under any Related Document or any commitment of the Bank to the Applicant to issue or amend any Credit under the Facility Letter has not expired or been terminated, the Applicant will, unless the Bank shall otherwise agree in writing:

(a)	Compliance with Laws, Etc. Comply, in all material respects, with all applicable laws, rules, regulations and governmental orders except (i) such as are being contested in good faith by appropriate proceedings and (ii) for failures to comply which, individually or in the aggregate, do not have a material adverse effect on the financial condition of the Applicant and its subsidiaries (if any), taken as a whole.

(b)	Reporting Requirements. Furnish to the Bank:

(i)	as soon as available and in any event within 60 days after the end of each fiscal quarter in each fiscal year of the Everest Group (except the final such fiscal quarter), a consolidated balance sheet and statement of income and retained earnings of the Everest Group and its subsidiaries (if any) as of the end of such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter certified by the Applicant's Chief Executive Officer, Chief Accountant or an analogous officer which certificate shall also state that no condition (a "Default"), which with notice or the passage of time or both would constitute an Event of Default has occurred and is continuing (or if such has occurred and is continuing, providing the details thereof together with the action which the Everest Group has taken or proposes to take to remedy such Default) and

(ii)	as soon as available and in any event within 120 days after the end of each fiscal year of the Everest Group a copy of the annual report for such year for the Everest Group and its subsidiaries (if any), containing the balance sheet and statement of income and retained earnings of the Everest Group and its subsidiaries (if any) as at the end of such fiscal year, certified in a manner consistent with generally accepted auditing practices by the independent public accountants of recognized standing then serving as the Everest Group's independent public accountants (and including copies of the transmittal letter from such accountants to the Everest Group) and accompanied by a certificate of the Applicant's Chief Executive Officer, Chief Accountant or an analogous officer to the effect that no Default has occurred and is continuing (or if such has occurred and is continuing, providing the details thereof together with the action which the Applicant has taken or proposes to take to remedy such Default) and

(c)	Notice of Events. Give the Bank, promptly upon the Applicant's obtaining knowledge thereof, written notice of any condition or event which has resulted in a Default and

(d)	Other Covenants. Comply with the covenants set forth on Schedule 8(d) hereto.

9.                     (a)                   Any of the following events shall constitute an "Event of Default" hereunder (all capitalized terms used in this section and not otherwise defined in this section are defined in Schedule 8(d) attached hereto):

(i)	The Applicant shall fail to pay within 10 days after the due date thereof the commission referred to in Section 2(a) hereof or shall fail to pay when due to the Bank any other amount when due and payable hereunder or under any Related Document; or

(ii)	Any representation or warranty made by the Applicant in this Agreement or any Related Document shall prove to have been incorrect in any material respect when made or deemed made; or

(iii)	The Applicant shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Related Document on its part to be performed or observed and not otherwise enumerated in this Section 9, and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Applicant by the Bank; or

(iv)	A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Applicant in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Applicant for any substantial part of its property or for the winding up or liquidation of its affairs and any of the aforesaid proceedings shall remain undismissed or unstayed and in effect for a period of 30 consecutive days or a decree or order shall be entered granting the relief sought in such proceeding; or

(v)	The Applicant shall become insolvent or unable to pay its debts as they mature, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law or shall take any action in furtherance of any of the foregoing or the Applicant shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing; or

(vi)	The Applicant shall: (i) fail to pay any of its indebtedness (excluding indebtedness evidenced by this Agreement), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or (ii) fail to perform any material term, covenant or condition on its part to be performed under any agreement or instrument relating to any such indebtedness when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to cause or to permit the acceleration of the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

(vii)	Any collateral pledged to the Bank to secure the obligations of Applicant or any Other Party under the Related Documents shall be subject to any lien, security interest or adverse claim, other than any set off rights or liens of the custodian party to the Account Control Agreement (the "Custodian") as provided in the Account Control Agreement, (each, individually, an "Adverse Claim" and collectively, "Adverse Claims") of any person or entity or any of the Related Documents shall cease to be in full force and effect or cease to be effective to give the Bank a valid and perfected first priority security interest in and lien upon the collateral purported to be covered thereby, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Bank, or the Applicant or any person acting on its behalf shall assert any of the foregoing; or

(viii)	Any insurance regulatory authority or other governmental authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of the Applicant or the Applicant shall cease to be registered as an insurer under the Bermuda Insurance Act of 1978; or

(ix)	Either (x) the Council of Lloyd's, the Prudential Regulation Authority, the Financial Conduct Authority or any other relevant authority withdraws any license or consent necessary for the conduct of an Account Party's business of underwriting insurance at Lloyd's and that license or consent is not immediately replaced so as to enable such Account Party to, without cessation, continue to conduct its business of underwriting insurance at Lloyd's or (y) such Account Party ceases to carry on the business of underwriting insurance at Lloyd's; or

(x)	A "Lloyd's Market Reorganization Order" is made by the English courts in relation to the "association of underwriters known as Lloyd's" as each of those terms is defined in the Insurers (Reorganization and Winding Up) (Lloyd's) Regulations 2005 and either (x) the Applicant is an "affected market participant" (as defined in the Insurers (Reorganization and Winding Up) (Lloyd's) Regulations 2005) or (y) such "Lloyd's Market Reorganization Order" could be reasonably likely to have a Material Adverse Effect;

(xi)	Either: (x) a failure by Lloyd's (or, where appropriate, the Members of Lloyd's taken together) to satisfy the solvency requirements to which it is or they are subject by virtue of Part XIX of the Financial Services and Markets Act 2000, the GENPRU, INSPRU or any statutory provision enacted after the date of this agreement and a failure to comply with any binding requirement to rectify the position within the time period permitted for such rectification; or (y) the authorization or permission granted to Lloyd's to carry on a regulated activity pursuant to the Financial Markets and Services Act 2000 is withdrawn, removed, revoked or cancelled by the Prudential Regulation Authority or the Financial Conduct Authority, which, in either such case, could be reasonably likely to have a Material Adverse Effect has occurred; or

(xii)	Any modification, repeal, amendment, replacement or revocation of Lloyd's Acts 1871 to 1982, any byelaw or any deed or agreement required by Lloyd's to be executed or entered into by any person in connection with Insurance Business at Lloyd's (whether carried on by such person or otherwise) or any trust created thereby is made or proposed which could be reasonably likely to have a Material Adverse Effect.

(xiii)	An "event of default" under and as defined in any Related Document shall have occurred and be continuing; or

(b)                 If one or more of the foregoing Events of Default shall occur, the Bank may, in addition to the other remedies available to it hereunder, at law or in equity, or under any of the Related Documents, by notice to the Applicant, declare the obligations of the Applicant hereunder to be forthwith due and payable, and the same shall thereupon become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; provided further that upon the occurrence of an event described in subsection (a) (ix) of this Section 9 that arises both (1) in relation to a syndicate at Lloyd's for whom a Credit constitutes FAL (as defined in the Facility Letter), and (2) in connection with a Planned Immediate Run-Off or a Planned Delayed Run-Off (each as defined in the Lloyd's Amended Run-Off Guidelines issued on October 8, 2014, as amended, supplemented or replaced from time to time), the Bank shall not, in the absence of any other Event of Default, exercise the remedies in relation to that Credit available to it hereunder, at law or in equity, or under any of the Related Documents or declare the obligations of the Applicant hereunder to be forthwith due and payable in relation to that Credit, until the earlier of the relevant Account Party's insurance business at Lloyd's has been finally wound up and the Termination Date (as defined in Schedule 8(d) hereto), and  provided, however, that upon the occurrence of an event described in subsections (a)(iv) or (a)(v) of this Section 9, the obligations of the Applicant hereunder shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and provided further that the Bank may exercise such other remedies as may be available to the Bank under any of the Related Documents or at law.

10.               No delay, extension of time, renewal, compromise or other indulgence which may be granted by the Bank to the Applicant shall impair the Bank's rights or powers hereunder.  Neither party to this Agreement shall be deemed to have waived any of its rights hereunder, unless such party or its authorized agent shall have signed such waiver in writing.  No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach of any provision of this Agreement after such waiver.

11.                (a)                This Agreement is a continuing obligation and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns; provided, however, that the Applicant may not assign or delegate any part of this Agreement, or its obligations hereunder, without the prior written consent of the Bank.

(b)                Upon expiration or cancellation of the Credit pursuant to its terms, and payment by the Applicant to the Bank of all amounts outstanding hereunder, the agreement represented by this Agreement shall terminate and be of no further force and effect with regard to the Credit.

12.              Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceablity or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provisions in any other jurisdiction.

13.              THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE APPLICANT HEREBY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING HEREUNDER OR RELATING HERETO. THE BANK AND THE APPLICANT HEREBY WAIVE RIGHT TO A JURY TRIAL, ANY OBJECTION TO VENUE AND THE DEFENSE OF FORUM NON CONVENIENS IN ANY SUCH ACTION OR PROCEEDING. THE APPLICANT HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR

PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ITS ADDRESS FOR NOTICES FORTH IN SECTION 15 HEREOF.

14.               All payments by the Applicant hereunder shall be made free and clear of set-off and counterclaim to the Bank at the office of the Bank designated for notices hereunder or such other place as the Bank shall designate in writing (the "Bank's  Office") in immediately available funds. Any amount received by the Bank after 2:00 pm on any Business Day shall be deemed to be received on the next succeeding Business Day for the purpose of computation of interest. If the due date for any payment hereunder is extended by operation of law or otherwise interest shall accrue during such extended period. "Business Day" means a day other than a Saturday, Sunday or a day on which banks in The City of New York are required or permitted by law or official proclamation to remain closed or at such other place where the Bank is obligated to honor a presentation or otherwise act under the Credit.

15.               Except as otherwise provided herein, any notice or other communication between the parties hereunder or in connection with the Credit shall be given in writing or telecopier to the intended recipient at its address or telecopier number set forth on the signature page hereof (or such other address or telecopier number as such recipient shall have notified to the other party in writing) and shall be effective when received. Notices and other communications hereunder, including a signed application for a Credit, may also be delivered or furnished by other methods of electronic communications such as email; provided, however, that, the Bank shall require any request for Credit delivered via email to attach such request, signed by authorized signatories, in portable document format (PDF).

16.               Any payment made to or received by the Bank in a currency (the "Relevant Currency") other than the currency in which such payment is expressed to be due under this Agreement or any Related Document (the "Contractual  Currency") pursuant to a judgment or order of a court or tribunal of any jurisdiction shall constitute a discharge of the Applicant only to the extent of the amount in the Contractual Currency which the Bank is able, on the date of receipt by the Bank of such payment in the Relevant Currency (or, in the case of any such date which is not a Business Day, on the next succeeding Business Day, to purchase with the amount so received by the Bank on such date, taking into account the costs of any such purchase and any fees, commissions or brokerage payable in connection therewith. If the amount of the Contractual Currency which the Bank is so able to purchase is less than the amount expressed to be due to the Bank in the Contractual Currency under or by virtue of this Agreement or such Related Document , the Applicant shall indemnify and hold the Bank harmless against any loss or damage sustained or incurred by it or arising as a result.

17.               Any and all payments made to Bank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, (such taxes being herein called "Taxes").  If Applicant shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this clause) the Bank shall receive an amount equal to the sum the Bank would have received had no such deductions been made, (ii) Applicant shall make such deductions, and (iii) Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law.  Applicant will indemnify the Bank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this clause) paid by the Bank and any liability (including penalties, interest and expenses) arising there from or with respect thereto, whether or not such Taxes were correctly or legally asserted.  This indemnification shall be made within 30 days from the date the Bank makes written demand therefore.  Within 30 days after the date of any payment of Taxes, Applicant will furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof.

18.               Applicant hereby acknowledges that the Bank has notified the Applicant that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) the Bank is required to obtain, verify and record information that identifies the Applicant, which information includes the name and address of the Applicant and other information that will allow the Bank to identify the Applicant in accordance with said Act.

19.               If the Credit is  issued subject to the Uniform Rules for Demand Guarantees, 2010 Revision, International Chamber of Commerce Publication No. 758 (the "URDG") the Bank (i) may honor a demand for payment under a demand guarantee or counter-guarantee that is issued subject to the URDG even where (A) in the case of a demand guarantee other than a counter-guarantee, such demand for payment is not supported by a statement indicating in what respect Applicant (within the meaning of the URGG)  is in breach of its obligations under any underlying agreement or transaction, unless the demand guarantee expressly requires presentation of such supporting statement and regardless of whether such demand guarantee expressly excludes any requirement for such a supporting statement or (B) in the case of a counter-guarantee, such demand is not supported by a statement by the party to whom such counter-guarantee was issued indicating that such party has received a complying demand under the demand guarantee or counter-guarantee issued by such party, unless the counter-guarantee expressly requires presentation of such supporting statement and regardless of whether the related counter-guarantee expressly excludes the requirement for such a supporting statement, (ii) in the case of a demand for payment under a demand guarantee, shall be deemed (A) to have timely paid if it pays within three (3)  Business Days after determining that such demand is complying or (B) to have timely refused to pay if it gives notice of rejection of such demand not later than the close of the fifth Business Day following the day of presentation of such demand, (iii) in the case of a demand guarantee, shall be deemed to have timely informed the instructing party (within the meaning of the URDG) of any demand for payment thereunder and of any request, as an alternative, to extend the expiry of such demand guarantee if it so informs such Instructing Party within three Business Days following the Business Day upon which the Bank receives such demand or request, and (iv) shall not be responsible for any other action or inaction taken or suffered by the Bank under or in connection with the Credit, if required or permitted under any applicable domestic or foreign law demand guarantee practice.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Applicant has signed this Agreement and the Bank has accepted this Agreement as of the date stated above.

EVEREST INTERNATIONAL REINSURANCE, LTD.

By:  /S/ PARTICIA GORGON-PAMPLIN
Name:    Patricia Gordon-Pamplin
Title:       Vice President

Address for Notices:
Everest International Reinsurance, Ltd.
Seon Place, 4th Floor
141 Front Street
Hamilton, HM 19
P.O. Box HM 845
Telecopy Number: (441) 295-4828
Attention: Mark de Saram

With a copy to:
Everest Global Services, Inc.
477 Martinsville Road, P.O. Box 830
Liberty Corner, New Jersey 07938 0830

ACCEPTED:

LLOYDS  BANK PLC

By:  /S/ DAVEN POPAT
Name:    Daven Popat
Title:        Senior Vice President
                Transaction Execution

          Catagory A
                P003

By:  /S/ JULIA R. FRANKLIN
Name:    Julia R. Franklin
Title:        Senior Vice President
                Business Transformation

          Catagory A
                F002

Address for Notices:
Lloyds Bank Plc
1095 Avenue of the Americas, 35th Floor
New York, NY 10036
Telecopy Number: (212)930 –5099
Attention: Letter of Credit Department

TERMS SCHEDULE:

Issuance Fee:	$0.00

Letter of Credit Commission:	. 0.35% (35 basis points)

Applicant's Initials:	/S/ PGP

Bank's Initials:	/S/ DP /S/J RF

Schedule 8(d)

Financial Covenants

The Applicant covenants and agrees that, until the termination of the Facility (as defined in the Facility Letter), the termination or expiration of all Credit and the payment in full of all obligations under the Related Documents together with all fees, expenses and other amounts then due and owing hereunder:

1.	Maximum Consolidated Indebtedness to Total Capitalization.

The ratio of Consolidated Indebtedness to Total Capitalization as of the last day of any fiscal quarter beginning with the fiscal quarter ending June 30, 2015 shall not be greater than 0.35 to 1.0.

2.	Consolidated Net Worth.

Consolidated Net Worth shall be at all times an amount not less than the Minimum Amount.  For this purpose, the "Minimum Amount" is an amount equal to the sum of (i) 70% of Consolidated Net Worth as of December 31, 2014, plus (ii) 25% of Consolidated Net Income for each fiscal quarter of Everest Group and its subsidiaries for which financial statements are available, ending on or after December 31, 2014, for which such Consolidated Net Income is positive, plus (iii) 25% of any increase in Consolidated Net Worth of Everest Group and its subsidiaries during such period attributable to the issuance of ordinary and preferred shares.

3.	Financial Strength Ratings.

The Applicant shall at all times maintain a financial strength rating by A.M. Best and shall not permit such rating to be lower than "B++."

Funds at Lloyd's Covenants

4.	Application of Funds at Lloyd's.

The Applicant shall use its commercially reasonable efforts to procure that all Funds at Lloyd's of any Account Party are applied in accordance with the applicable rules or procedures of Lloyd's.

For the purposes of the Financial Covenants and the Funds at Lloyd's Covenants  set forth above and the Events of Default set forth in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

"Account Party" means the Applicant and any Other Party designated in an Application for whose account the Credit requested in such Application will be issued.

"Business Day" means any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in New York, New York are authorized or required by law to be closed.
"Capital Stock" means (i) with respect to any person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

"cash" means Dollars and any overnight or other investment money market funds of the Custodian (as defined in the Facility Letter) (or an affiliate of the Custodian) at which the Account (as defined in the Account Control Agreement) is held.

"Cash Equivalents" means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A 1 or the equivalent thereof by Standard & Poor's or at least P 1 or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding seven days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i) through (iv) above.

"Consolidated Indebtedness" means, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness (whether or not reflected on Everest Group's or any subsidiary's balance sheet) of Everest Group and its subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, excluding:

(i)            reimbursement obligations in respect of letters of credit issued for the benefit of the Applicant or any other insurance subsidiary of Everest Group in the ordinary course of their respective business to support the payment of obligations arising under insurance and reinsurance contracts and weather and similar swap agreements, but only in each case to the extent such letters of credit (A) are not drawn upon and (B) are collateralized by cash or Cash Equivalents; and
(ii)            the aggregate principal amount of all Hybrid Securities, to the extent such aggregate principal amount is equal to or less than 15% of Total Capitalization.

"Consolidated Net Income" means, for any period, Net Income for Everest Group and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.
"Consolidated Net Worth" means, as of any date of determination, the net worth of Everest Group and its subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America), but excluding any Disqualified Capital Stock.

"Contingent Obligation" means, with respect to any person, any direct or indirect liability of such person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another person (the "primary obligor"), whether or not contingent:

(i)             to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor:
(ii)            to advance or provide funds (A) for the payment or discharge of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor:

(iii)          to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation; or
(iv)	otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof;

provided, however, that, with respect to Everest Group and its subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by the Applicant or any other insurance subsidiary of Everest Group in the ordinary course of its insurance business under insurance policies, surety bonds or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by the Applicant or any other insurance subsidiary of Everest Group in the ordinary course of its business to secure obligations thereunder).

"Disqualified Capital Stock" means, with respect to any person, any Capital Stock of such person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof; or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (A) debt securities or (B) any Capital Stock referred to in clause (i) or (ii) above, in each case under Clause (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Final Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

"Dollars" or "$"means dollars of the United States of America.

"Final Maturity Date" means the Termination Date shall have occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full.

"Funds at Lloyds" has the meaning given to it in paragraph 4 of the Membership By‑law (No. 5 of 2005).
"GAAP" means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time.
"GENPRU" means the General Prudential Sourcebook for Banks, Building Societies, Insurers and Investment Firms (as amended and replaced from time to time), which forms part of the Handbook.
"Hybrid Securities" means, at any time, the Trust Preferred Securities and any subordinated securities, instruments or other obligations directly or indirectly issued by Everest Group or any of its subsidiaries or any trust or other entity formed by Everest Group or any of its subsidiaries that are then accorded equity treatment by Standard & Poor's.

"Hedge Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreement (as defined in 11 U.S.C. § 101).

"Indebtedness" means, with respect to any person (without duplication) (i) all indebtedness of such person for borrowed money or in respect of loans or advances, (ii) all obligations of such person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, (vi) all obligations of such person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations and liabilities of such person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (viii) all Disqualified Capital Stock issued by such person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (ix) the net termination obligations of such person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (x) all Contingent Obligations of such person in respect of Indebtedness of other persons and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any lien on any property or asset owned or held by such person regardless of whether the indebtedness secured thereby shall have been assumed by such person or is nonrecourse to the credit of such person.

"INSPRU" means the Prudential Sourcebook for Insurers (as amended and replaced from time to time), which forms part of the Handbook.

"Lloyd's" means the society incorporated by Lloyd's Act of 1871 in the name of Lloyd's.

"Material Adverse Effect" means, (i) a material adverse effect on the business, operations, property or financial condition of the Applicant or (ii) a material adverse effect on (x) the rights and remedies of the Bank under the Related Documents, (y) the ability of the Applicant to perform its obligations under the Related Documents or (z) the legality, validity or enforceability of any Related Document.

"Moody's" means Moody's Investors Service, Inc., and its successors and assigns.
"Net Income" means, with respect to an person for any period, the net income (or loss), after extraordinary items, taxes and all other items of expense and income of such person for such period, determined in accordance with generally accepted accounting principles.
"person" means any natural person, corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

"Pounds" or "£"means pounds sterling of Great Britain.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns.

"Termination Date" means the earlier to occur of (i) December 31, 2019 and (ii) the date on which the obligation of the Bank to issue Credits terminates pursuant to the terms of the Facility Letter.

"Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Net Worth as of such date, (ii) Consolidated Indebtedness as of such date (excluding, to the extent otherwise included, the Hybrid Securities) and (iii) the aggregate principal amount of all Hybrid Securities.

PLEDGE AND SECURITY AGREEMENT
PLEDGE AND SECURITY AGREEMENT, dated as of November 9, 2015, (as amended, supplemented or otherwise modified from time to time, this "Agreement) made among Everest International Reinsurance, Ltd., a company organized and existing under the laws of Bermuda (the "Pledgor"), and Lloyds Bank plc (the "Pledgee").
PRELIMINARY STATEMENTS
(1)            The Pledgor and the Pledgee have entered into the Master Agreement and the Facility Letter (each as defined in Annex A) pursuant to which the Pledgee may, from time to time subject to the terms thereof, issue for the account of the Pledgor and each Other Party (as defined in the Master Agreement) letters of credit (each a "Credit" and, collectively, the "Credits").
(2)            The Pledgor has agreed to collateralize its obligations to the Pledgee that result from time to time under the Master Agreement and each other Related Document (as defined in the Facility Letter) and in respect of the Credits issued thereunder, whether now existing or from time to time hereafter incurred or arising, as such obligations are more fully defined in Section 3 of this Agreement as the Secured Obligations.
(3)            The Pledgor and the Pledgee desire to execute and deliver this Agreement for the purpose of securing the Secured Obligations and subjecting the property hereinafter described to the Lien of this Agreement as security for the payment and performance by the Pledgor of the Secured Obligations.
(4)            The Pledgor has opened account number XXXX (together with any related Deposit Account (within the meaning of the NYUCC (as defined in Annex A)) or successor account opened and maintained for purposes of this Agreement, the "Account") with The Bank of New York Mellon at its office at 101 Barclay Street, New York, New York 10286, U.S.A. ("Custodian").
NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to enter into transactions with and to provide services to the Pledgor pursuant to the Master Agreement and the Facility Letter, the parties hereto hereby agree as follows:
        Section 1.    Defined Terms.  Except as otherwise expressly provided herein, capitalized terms used herein shall have the meanings assigned to such terms in Annex A, the Master Agreement or the Facility Letter, as applicable.
        Section 2.    Grant of Security.  As security for the payment and performance of all of the Secured Obligations, the Pledgor hereby collaterally assigns, pledges and grants to the Pledgee a first priority security interest in and a Lien on all of the Pledgor's right, title and interest, whether now owned or hereafter acquired, in all of the following (collectively, the "Collateral'):
(i)         the Account;
      (ii)     the Securities and any Instruments or other Financial Assets at any time credited to or carried in the Account or otherwise acquired by the Pledgee in any manner and under its control as Collateral (including, without limitation Securities of the type specified in Schedule 1 hereto) (collectively, the "Pledged Securities") and any Deposit Account, Securities Account and Security Entitlement in respect of the Account, the Pledged Securities or any of them;
      (iii)     all additional Investment Property (including without limitation) Securities, Security Entitlements, Financial Assets, or other property and all funds, cash or cash equivalents (together with any applicable Account or Securities Account) from time to time

(A) received, receivable or otherwise distributed in respect of or in exchange or substitution for any other Collateral (all such funds, cash or cash equivalents to be Financial Assets for the purposes of this Agreement) or (B) otherwise acquired by the Pledgee in any manner and delivered to the Pledgee or under the control of the Pledgee as Collateral; and
                     (iv)       all proceeds (including, without limitation, cash proceeds) of any or all of the foregoing, including without limitation, proceeds that constitute property of the types described in clauses (i), (ii) and (iii) above.
            Section 3.    Security of Obligations.  This Agreement secures the payment and performance of all obligations of the Pledgor now or hereafter existing under the Master Agreement (including all contingent obligations with respect to credit(s) issued by the Pledgee for the Pledgor's account), the Facility Letter, this Agreement and each other Related Document, whether for principal, interest, fees, expenses or otherwise  and the payment of any and all expenses (including reasonable counsel fees and expenses) incurred by the Pledgee in enforcing any rights under this Agreement (all such obligations being the "Secured Obligations").  This Agreement is intended to convey to the Pledgee control of all Security Entitlements in, and the right to direct dispositions of all cash deposits from, the Account for the purposes of Sections 8-106 and 9-104 of the NYUCC.
 Section 4.          Delivery of Security Collateral.  On or prior to the date hereof, the Pledgor shall transfer or credit, or cause to be transferred or credited, all of the Pledged Securities to the Pledgee or to an Account or a Securities Account under arrangements acceptable to the Pledgee in its sole discretion.  Pledgor shall deliver all other Collateral to the Pledgee or to a Secured Intermediary subject to the control (within the meaning of the NYUCC) of the Pledgee under arrangements acceptable to the Pledgee in its sole discretion.  Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall have the right, at any time it reasonably determines is necessary or desirable to enable the Pledgee to better perfect or protect the security interests granted hereunder, upon notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Collateral.
        Section 5.      Use of Proceeds.  Proceeds that are received in respect of any Collateral shall be held as cash Collateral as provided in Section 2 of this Agreement and shall be credited to or otherwise maintained in the Account.
        Section 6.      Representations, Warranties and Covenants.  The Pledgor represents, warrants and covenants as follows:
(a)            The Pledgor is a corporation duly organized and validly existing under the laws of its incorporation and has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals except where such failure would not have a material adverse effect on the Pledgor's business), to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.
(b)            The execution, delivery and performance by the Pledgor of this Agreement, and the consummation of the transactions contemplated hereby, are within the Pledgor's corporate powers and have been duly authorized by all necessary corporate action.
(c)            The execution, delivery and performance by the Pledgor of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of law, rule or regulation applicable to the Pledgor; (ii) conflict with the charter or by-laws or substantively similar constitutive documents of the Pledgor; or (iii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than the Lien in favor of the Pledgee created hereby) upon any of the property or assets of the Pledgor or any of its subsidiaries, under any indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which the Pledgor or any of its subsidiaries may be or become a party or by which it may be or become bound or to which the property or assets of the Pledgor of any of its subsidiaries may be or become subject.

(d)            No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Pledgor of the Lien and security interest granted hereby, for the pledge by the Pledgor of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the pledge, Lien and security interest created hereby (including the first priority nature of such pledge, Lien or security interest) except for the registration of this agreement at the Register of Companies under Bermuda law or (iii) for the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally or as may be applicable to the Pledgee.
(e)            This Agreement has been duly executed and delivered by the Pledgor.  This Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally.
(f)            The Pledgor is the legal and beneficial owner of the Collateral and the Pledgor has and shall at all times have rights in, and good and valid title to, the Collateral, free and clear of all Liens and "adverse claims" (as such term is defined in Section 8-102(a)(1) of the NYUCC) (other than those in favor of the Pledgee and the set off rights or liens of the Custodian as expressly provided in the Account Control Agreement ("Permitted Liens")).
(g)            To the best of the Pledgor's knowledge, no default has occurred under or with respect to any Collateral as of the date hereof.
(h)            the Pledgor's chief executive office and principal place of business and the office where the Pledgor keeps its records concerning the Collateral are located at Everest International Reinsurance, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, HM 19, P.O. Box HM 845, Bermuda.
(i)            Since October 10, 2001, the Pledgor has not been known by any legal name different from the one set forth on the signature page of this Agreement;
(j)            (i) This Agreement creates a valid security interest in favor of the Pledgee in the Collateral, securing the payment of the Secured Obligations, (ii) this Agreement and the related Collateral Account Control Agreement, dated November 9, 2015, by and among the Pledgor, the Pledgee and the Custodian (as amended, supplemented or otherwise modified from time to time, the "Account Control Agreement") are sufficient to perfect such security interest, and (iii) assuming the Pledgee has no notice of any Liens or "adverse claims" (as such terms is defined in Section 8‑102(a)(1) of the NYUCC) with respect to the Collateral, the Pledgee will take the Collateral free and clear of any Liens and adverse claims (other than Permitted Liens).
(k)            (i) This Agreement is in proper legal form under all applicable laws of New York and the Pledgor's jurisdiction of organization for the enforcement thereof against the Pledgor in accordance with its terms.  To ensure the legality, validity, enforceability or admissibility into evidence of this Agreement it is not necessary that this Agreement or any other document be filed or recorded with any governmental authority of the Pledgor's jurisdiction of organization or that any stamp or similar tax be paid on or in respect of this Agreement or any other document delivered pursuant hereto.
(ii)            It is not necessary (A) in order for the Pledgee to enforce any rights or remedies under this Agreement or (B) solely by reason of the execution delivery and performance of this Agreement by the Pledgee, that the Pledgee be licensed or qualified with any governmental authority of the Pledgor's jurisdiction of organization or of the United States of America or be entitled to carry on business in the Pledgor's jurisdiction of organization or the United States of America.
(l)            The Pledgor shall cause cash or Securities of the type specified in Schedule 1 to be pledged as Collateral and held at all times in the Account pursuant to the terms of the Account Control

Agreement so that at all times the British Pound Sterling Equivalent of the Collateral Value of the Collateral in the Account is equal to or greater than the Total Outstandings (the "Required Account Value").  As long as no notice has been provided by the Pledgor pursuant to the next sentence at any time an Event of Default exists, and is continuing, the Pledgor shall be the sole party entitled to exercise for any purpose any and all (i) voting rights and (ii) powers, in either case arising from or relating to the Pledgor's interest in respect of any Collateral; provided, however, (x) the Pledgor shall not exercise such rights or powers in a manner, or consent to any action that would in any manner impair the enforceability of the Pledgee's lien on any of the Collateral and (y) the Pledgor shall not have the power to direct the Custodian with respect to the investment of funds, the sale of Investment Property or any withdrawals from the Account unless the Pledgor has first delivered a Collateral Value Report to the Pledgee and the Custodian demonstrating that the British Pound Sterling Equivalent of the Collateral Value is equal to or exceeds the aggregate Total Outstandings immediately prior to and after giving effect to the proposed investment, sale or withdrawal.  At any time an Event of Default exists and is continuing and the Pledgee has provided notice of suspension of the Pledgor's voting rights, all rights and powers of the Pledgor provided in this Section 6(l) shall cease, and all voting rights and powers described herein shall thereupon be vested in the Pledgee who shall have the sole and exclusive right and authority to exercise such voting rights and powers.  The Pledgee hereby agrees that it shall not issue to the Custodian a Notice of Exclusive Control (as defined in the Account Control Agreement) unless an Event of Default shall have occurred and be existing at the time such Notice of Exclusive Control is issued.

(m)            The Pledgor shall deliver or cause to be delivered to the Pledgee a certificate in the form of Exhibit A or otherwise in a form reasonably satisfactory to the Pledgee (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Pledgee), setting forth the aggregate Total Outstandings of the Pledgor, the British Pound Sterling Equivalent of the Collateral Value of the Collateral in the Account by category and in the aggregate, and such other information as the Pledgee may reasonably request (such certificate, a "Collateral Value Report"), (A) on the Business Day immediately preceding the proposed date of issuance of a Letter of Credit pursuant to the Facility Letter, (B) within 10 Business Days after the end of each calendar month, (C) at and as of such other times as the Pledgee may reasonably request in its sole discretion and (D) at such other times as the Pledgor may desire.
(n)            Concurrently with each delivery of the financial statements described in Section 8(b) of the Master Agreement, the Pledgor shall deliver to the Pledgee a Compliance Certificate in the form of Exhibit B with respect to the period covered by the financial statements then being delivered, executed by the chief executive officer or chief accountant of the Pledgor, together with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in such Covenant Compliance Worksheet as of the last day of the period covered by such financial statements.
        Section 7.      Further Assurances.
The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further Instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to continue, perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Pledgor will execute and file such Uniform Commercial Code financing or continuation statements, or amendments thereto, and such other Instruments or notices, as may be necessary or desirable, or as the Pledgee may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.  Notwithstanding the foregoing, the Pledgor hereby irrevocably authorizes the Pledgee at any time and from time to time to file, in the name of the Pledgor and without the signature or other separate authorization or authentication of the Pledgor appearing thereon, such Uniform Commercial Code financing statements or continuation statements as the Pledgee may reasonably deem necessary or appropriate to further perfect or maintain the perfection of its security interests in the Collateral.

        Section 8.      Distributions.
(a)          Other than upon and during the continuance of an Event of Default (as hereinafter defined), the Pledgor shall be entitled to receive and retain any and all dividends or distributions paid in respect of the Pledged Securities; provided, however, that any and all:
        (i)      dividends or distributions paid or payable other than in cash in respect of, and Instruments, Financial Assets and other property received, receivable or otherwise dividended or distributed in respect of, or in exchange for, any Collateral; and
        (ii)      cash paid, payable or otherwise dividended or distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, shall be forthwith delivered to the Pledgee to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement) to the extent the Collateral is less than the Required Account Value.
(b)           The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the interest payments that it is authorized to receive and retain pursuant to paragraph (a) above.

        Section 10.    Pledgee Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Pledgee as the Pledgor's attorney-in-fact, with full authority upon failure to perform any of the obligations under the Master Agreement, the Facility Letter or this Agreement in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.
        Section 11.    Pledgee May Perform.  If the Pledgor fails to perform any agreement contained herein, after receipt of a written request from the Pledgee to do so, the Pledgee may (but shall have no obligation to) itself perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 15(b) hereof.
        Section 12.    The Pledgee's Duties.  The powers conferred on the Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property.
        Section 13.    Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations and any agreement with respect to the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Pledgor or whether the Pledgor is joined in any such action or actions.  All rights of the Pledgee and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

(a)            any lack of validity or enforceability of the Master Agreement or any other agreement or instrument relating thereto;
(b)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from this Agreement or the Master Agreement, including, without limitation, any increase in the Secured Obligations;
(c)            any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;
(d)            any manner of application of the Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Pledgor or any of its subsidiaries;
(e)            any change, restructuring or termination of the corporate structure or existence of the Pledgor or any of its subsidiaries; or
(f)            any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party grantor of a security interest.
        Section 14.    Remedies.  If an Event of Default shall occur and be continuing:
(a)            The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NYUCC and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)            All cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 15) in whole or in part by the Pledgee against all or any part of the Secured Obligations in such order as the Pledgee shall elect.  Any surplus of such cash or cash proceeds held by the Pledgee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
(c)            The Pledgee may, without notice to the Pledgor, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral or any part thereof.
        Section 15.    Indemnity and Expenses.
(a)            The Pledgor agrees to indemnify the Pledgee and its affiliates and its (and its affiliates') officers, directors, employees, agents, attorneys and advisors from and against any and all claims, damages, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, damages, losses or liabilities resulting from the Pledgee's gross negligence or willful misconduct.

(b)            The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents that the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Pledgee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.
        Section 16.    Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor hereof, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Pledgee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
        Section 17.    Notices.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be provided in the manner set forth in Section 15 of the Master Agreement.
        Section 18.    Continuing Security Interest; Assignments.This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the irrevocable payment in full in cash of all Secured Obligations, the expiration or termination of all Credits and the termination of the Master Agreement and the Facility Letter, (b) be binding upon the Pledgor and the Pledgee and their respective successors and permitted assigns and (c) inure, together with the rights and remedies of the Pledgee and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Pledgee may assign or otherwise transfer to any other Person all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee herein or otherwise.  The Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Pledgee such confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps related to the Collateral and other property or rights covered by the security interest hereby granted, which the Pledgee deems reasonably advisable to perfect, preserve or protect its security interest in the Collateral, including any actions which may be required or advisable as a result of any amendment or supplement to applicable laws, including the NYUCC.
        Section 19.    Release and Termination.  Upon the irrevocable payment in full in cash of all Secured Obligations, the expiration or termination of all Credits and the termination of the Master Agreement and the Facility Letter, the pledge, collateral assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Pledgee will, at the Pledgor's expense execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.  If at any time all or any part of any payment theretofore applied by the Pledgee to any of the Secured Obligations is or must be rescinded or returned by the Pledgee for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Pledgor), such Secured Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Pledgee, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Pledgee had not been made.
        Section 20.    Governing Law; Terms.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS.

        Section 21.    Jurisdiction, Venue.THE PLEDGOR HEREBY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING HEREUNDER OR RELATING HERETO. THE PLEDGEE AND THE PLEDGOR HEREBY WAIVE ANY OBJECTION TO VENUE AND THE DEFENSE OF FORUM NON CONVENIENS IN ANY SUCH ACTION OR PROCEEDING. THE PLEDGOR HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ITS ADDRESS FOR NOTICES FORTH IN SECTION 15 OF THE MASTER AGREEMENT.
        Section 22.    WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE PLEDGEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PLEDGEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
        Section 23.    Execution in Counterparts.This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission (including "PDF") shall be effective as delivery of a manually executed counterpart of this Agreement.
        Section 24.    Severability. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
EVEREST INTERNATIONAL REINSURANCE, LTD.

By: /S/ PATRICIA GORDON-PAMPLIN
Name: Patrcia Gordon-Pamplin
Title: Vice President

LLOYDS BANK PLC

By: /S/ DAVEN POPAT
Name: Daven Popat
Title: Senior Vice President
Transaction Execution
Category A
P003

By: /S/ JULIA R. FRANKLIN
Name: Julia R. Franklin
Title: Vice President
Business Transformation
Category A
F002

Signature Page to the Pledge and Security Agreement

SCHEDULE 1
COLLATERAL VALUES1
Category of Collateral	Eligible Percentage
Cash (denominated in British pounds sterling)	100%
Cash (denominated in US dollars)	95%
Certificates of deposit and savings, money market and demand deposit accounts issued by federally insured U.S. banks rated Aa3/AA- or better.	95%
Securities issued by the U.S. government or its agencies (whose debt obligations are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the U.S. government), in each case rated AA or AA equivalent or better.

-            Maturity 2 years or less
-            Maturity over 2 years
95% of Market 90% of Market
Securities issued by the central government of an OECD (Organization for Economic Co-Operation and Development) country (whose debt obligations are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the central government of the OECD country issuing such securities), in each case rated AA or AA equivalent or better.

90% of Market
Securities issued by the U.S. government or U.S. government sponsored enterprises (including the Federal Home Loan Mortgage Corporation or any successor thereto and the Federal National Mortgage Association or any successor thereto), in each case rated AA or AA equivalent or better.
90% of Market

[1]	Other than U.S. Treasury bills, bonds & notes, no single issue or issuer shall comprise greater than 10% of the Collateral Value at any time. Commercial paper shall not comprise greater than 15% of the Collateral Value at any time, regardless of issuer. No Collateral (including, without limitation, Cash) shall be include in the calculation of the Collateral Value unless the Pledgee has a first priority perfected lien on and security interest in such Collateral and the Account. No Collateral which is subject to a securities lending arrangement shall be included in a Collateral Value. All Collateral must be capable of being marked to market on a daily basis and cleared and settled within the United States. Notwithstanding anything set forth herein to the contrary, (i) if at any time the difference between the ratings established by Moody's and Standard & Poor's shall fall within different categories in this Schedule 1, then for purposes of determining the Eligible Percentage, the rating one level above the lower rating will apply, and (ii) if either Moody's or Standard & Poor's shall not have in effect a rating, the Eligible Percentage shall be based upon the rating of Moody's or Standard & Poor's (whichever is then in effect).

ANNEX A
CERTAIN DEFINED TERMS
Capitalized terms used herein shall have the respective meanings ascribed to them below:
"Account Control Agreement" has the meaning specified therefor in Section 6 hereof.
"British Pound Sterling Equivalent" means, at any time:
(i)            with respect to any amount denominated in British pounds sterling, such amount; and
(ii)            with respect to any amount denominated in any foreign currency, the equivalent amount thereof in British pounds sterling calculated by the Pledgee at such time at the selling rate ruling for telegraphic transfers on the financial center of such foreign currency (as determined by the Pledgee) as of the close of business day immediately preceding the date of such determination for the purchase of British pounds sterling with such foreign currency.
"Business Day" means a day (other than a Saturday or Sunday) on which the banks are generally open for business in London.
"Collateral" has the meaning specified therefor in Section 2 hereof.
"Collateral Value" means, with respect to the Pledgee as of any Business Day as of which it is being calculated:
(i)            for each category of Eligible Collateral set forth on Schedule 1, an amount equal to the "Eligible Percentage" of the fair market value (or, as to cash, the British Pound Sterling Equivalent) thereof set forth opposite such category of Eligible Collateral on Schedule 1; and
(ii)            for the Eligible Collateral, in the aggregate, the sum of such amounts, in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two Business Days prior to the Business Day as of which the Collateral Value is being calculated;
provided that the calculation of the Collateral Value shall be further subject to the terms and conditions set forth on Schedule 1; provided further that (x) no Collateral (including cash) shall be included in the calculation of the Collateral Value unless the Pledgee has a first priority perfected Lien on and security interest in such Collateral pursuant to this Agreement and the Account Control Agreement and (y) no Collateral that is subject to a securities lending arrangement shall be included in the calculation of Collateral Value.
"Collateral Value Report" has the meaning given to such term in Section 6.
"control" means "control" within the meaning of Section 9-104 or Section 9-106 of the NYUCC, as applicable.
"Entitlement Holder" means a Person that (i) is an "entitlement holder" as defined in Section 8‑102(a)(7) of the NYUCC (except in respect of a Book-entry Security); and (ii) in respect of any book-entry Security, is an "entitlement holder" as defined in 31 C.F.R. 357.2 (or, as applicable to such book-entry Security, the corresponding Federal Book-Entry Regulations governing such book-entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an "entitlement holder as defined in Section 8-102(a)(7) of the NYUCC.

"Eligible Collateral" means the Cash and other obligations and investments fitting within a category specified on Schedule 1, subject to the term to maturity criteria set forth therein.
"Eligible Percentage" means, for any category of Eligible Collateral, the percentage set forth opposite such category of Eligible Collateral in the column "Eligible Percentage" specified on Schedule 1.
"Entitlement Order" shall have the meaning set forth in Section 8-102(a)(8) of the NYUCC and shall include, without limitation, any notice or related instructions from the Pledgee directing the transfer or redemption of the Collateral or any part thereof.
"Facility Letter" means the agreement dated November 9, 2015 (as from time to time amended, varied supplemented, novated or assigned) between the Pledgor and the Pledgee, which, along with the Master Agreement and each Application for Irrevocable Standby Letter of Credit, sets forth the terms and conditions of the standby letter of credit.
"Federal Book-Entry Regulations" means the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing book-entry securities consisting of United States Treasury securities, U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. 357.10 through 357.14 and 357.41 through 357.44 (including related defined terms in 31 C.F.R. 357.2), as amended by regulations published at 61 Fed. Reg. 43626 (August 23, 1996) and as amended by an subsequent regulations.
"Master Agreement" means the Master Agreement for Stand-by Letter of Credit and Demand Guarantees dated as of November 9, 2015, (as from time to time amended, varied supplemented, novated or assigned) between the Pledgor (or by any person for or on behalf of the Pledgor) and the Pledgee, pursuant to which the Pledgee has established, maintained, amended, renewed or substituted or arranged for the establishment, maintenance, amendment, renewal or substitution of a Credit.
"Lien" means any mortgage, pledge, attachment, lien, charge, claim, encumbrance, lease or security interest, easement, right of first or last refusal, right of first offer or other option or contingent purchase right.
"NYUCC" means the Uniform Commercial Code from time to time in effect in the State of New York.
"Person" means any individual, corporation, partnership, joint venture, foundation, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any agency or instrumentality of any thereof.
"Permitted Liens" has the meaning specified therefor in Section 6 hereof.
"Required Account Value" has the meaning specified therefor in Section 6 hereof.
"Secured Obligations" has the meaning specified therefor in Section 3 hereof.
"Secured Intermediary" means a Person that (i) is a "securities intermediary" as defined in Section 8-102(a)(14) of the NYUCC and (ii) in respect of any U.S. Government Obligations, is also a "securities intermediary' as defined in 31 C.F.R. 357.2.
"Security Entitlement" means (i) security entitlement as define din Section 8‑102(a)(17) of the NYUCC (except in respect of a U.S. Government Obligation); and (ii) in respect of any U.S. Government Obligation, a "security entitlement' as defined in 31 C.F.R. 357.2 which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a "security entitlement" as defined in Section 8-102(a)(17) of the NYUCC.

"STRIPS" shall have the meaning thereof set forth in Section 357.2 of the Federal Book-Entry Regulations.
"U.S. Government Obligations" means all of the United States Treasury securities (including STRIPS) maintained in the commercial book-entry system entitled Treasury/Reserve Automated Debt Entry System ("TRADES") pursuant to the Federal Book-Entry Regulations or pursuant to a successor system.
(b)            NYUCC Terms.  Terms defined or referenced in the NYUCC and not otherwise defined or referenced herein are used herein as therein defined or referenced.  In particular, the following terms are used herein as defined or referenced in the respective NYUCC sections indicated below: "Entitlement Order": Section 8-102(a)(8); "Financial Asset": Section 8-102(a)(9); "Instrument': Section 9-102(a)(47); "Investment Property": Section 9‑102(a)(49); "Securities Account': Section 8-501(a); "Security': Section 8-102(a)(15).

EXHIBIT A
FORM OF COLLATERAL VALUE REPORT
[DATE]
Lloyds Bank plc
[ADDRESS]
Attention: [_]

Ladies and Gentlemen:
Reference is made to the Pledge and Security Agreement, dated as of [______], 2015, among Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda, as pledgor (the "Pledgor") and Lloyds Bank plc, as pledgee (the "Pledgee") (as amended or otherwise modified from time to time, the "Pledge and Security Agreement"). Terms defined in the Pledge and Security Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
This Collateral Value Report is delivered pursuant to Section 6(m) of the Pledge and Security Agreement. The date of this Collateral Value Report is _____________, 20__ (the "Report Date"). Set forth on Attachment A is the computation of the Collateral Value of the Pledgor and certain other information required by Section 6(m) of the Pledge and Security Agreement as of ______________, 20__ (the "Valuation Date"), calculated in accordance with the definition of "Collateral Value" contained in the Pledge and Security Agreement and the other provisions of the Pledge and Security Agreement (including Schedule 1 thereto).
The undersigned hereby certifies that:
(i)            the information on Attachment A correctly sets forth the British Pound Sterling Equivalent of the Collateral Value (in the aggregate and for each category of Collateral) of the Pledgee and the aggregate Total Outstandings as of the Valuation Date;
(ii)            the aggregate British Pound Sterling Equivalent of the Total Outstandings do not exceed the British Pound Sterling Equivalent of the aggregate Collateral Value as of the Valuation Date; and
(iii)            nothing has come to the attention of the undersigned to cause the undersigned to believe that the Pledgee does not have a first priority perfected Lien (subject to Permitted Liens in favor of the Custodian) on and security interest in the Collateral set forth on Attachment A as of the Report Date.

EVEREST INTERNATIONAL REINSURANCE, LTD.

By:

Name:

Title:

ATTACHMENT A
Collateral Value
[TO COME]

Exhibit B - Page 1

Aggregate Total Outstandings
Number	Issue Date	Undrawn Amount	Unreimbursed Drawings
		£ [_]	£ [_]

Aggregate Total Outstandings		£ [_]	£ [_]

Ratio of aggregate Collateral Value to Total Outstandings: _________________

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
THIS CERTIFICATE is given pursuant to Section (n) of the Pledge and Security Agreement, dated as of November 9, 2015 (as amended, restated, modified or supplemented from time to time, the "Pledge and Security Agreement", the terms defined therein being used herein as therein defined), among EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda, as pledgor (the "Pledgor"), and Lloyds Bank plc, as pledgee (the "Pledgee").
The undersigned hereby certifies that:
1.            He is the [Chief Executive Officer]/[Chief Accountant] of the Pledgor.
2.            Enclosed with this Certificate are copies of the financial statements of Everest Group and its subsidiaries as of __________, and for the [________-month period]/[year] then ended, required to be delivered under Section [8(a)]/[8(b)] of the Master Agreement (as defined in the Pledge and Security Agreement). Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]2 and present fairly, in all material respects, the financial condition of Everest Group and its subsidiaries on a consolidated basis as of the date indicated and the results of operations of Everest Group and its subsidiaries on a consolidated basis for the period covered thereby.
3.            The undersigned has reviewed the terms of the Master Agreement, the Facility Letter (as defined in the Pledge and Security Agreement) and the Pledge and Security Agreement  and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of Everest Group and its subsidiaries during the accounting period covered by such financial statements.
4.            The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate[, except as set forth below.
Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto].
5.            Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Schedule 8(d) of the Master Agreement as of the last day of the period covered by the financial statements enclosed herewith.

2  Insert in the case of quarterly financial statements.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _____ day of __________, _______.
EVEREST INTERNATIONAL REINSURANCE, LTD.

By:

Name:

Title:

ATTACHMENT A

GAAP COVENANT COMPLIANCE WORKSHEET

A. Consolidated Indebtedness to Total Capitalization

(1) Consolidated Indebtedness as of the date of determination (excluding, to the extent otherwise included, amounts due to Hybrid Securities)		£ ________________

(2) Total Capitalization of the Pledgor as of such date:

(a) Consolidated Indebtedness as of such date (from Line 1 above)	£ ________________

(b) Consolidated Net Worth as of such date (excluding Disqualified Capital Stock)	£________________

(c) Aggregate principal amount of all Hybrid Securities as of such date	£ ________________

(d) Sum of Line 2(a), Line 2(b) and Line 2(c)	£ ________________

(3) Hybrid Securities exclusion:

Multiply Line 2(d) by 15%	£ ________________

(4) Adjustment for Hybrid Securities:

Subtract line (3) from Line 2(c) (if not a positive number, enter 0)		£ ________________

(5) Consolidated Indebtedness plus Hybrid Securities adjustment:

Add Line 1 and Line 4		£ ________________

(6) Consolidated Indebtedness (as adjusted) to Total Capitalization as of the date of determination:		£ ________________

Divide Line 5 by Line 2(d)

(7) Maximum Consolidated Indebtedness to Total Capitalization Ratio as of the date of determination		0.35 : 1.0

Attachment A to Exhibit B - Page 1

B. Minimum Consolidated Net Worth

(1) Consolidated Net Worth as of the date of determination:	£ ____________
(2) Minimum Amount as of the date of determination:
(a) Consolidated Net Worth (as of [December 31, 2014])	£ ____________
(b) Net Worth Adjustment Multiply line 2(b) by 0.70		£ ____________
(c) Consolidated Net Income per fiscal quarter (ending on or after [December 31, 2014])	£ ____________
(d) Net Income Adjustment Multiply line (c) by 0.25		£ ____________
(e) Increase in Consolidated Net Worth attributable to the issuance of ordinary and preferred shares	£ ____________
(f) Net Worth Adjustment Multiply line (e) by 0.25		£ ____________
(g) Minimum Consolidated Net Worth as of the Date of Determination Add Lines 2(b), 2(d) and 2(f)			£ ____________

Attachment A to Exhibit B - Page 3

C. Minimum Financial Strength Rating

(1) Has the Pledgor maintained a financial strength rating by A.M. Best at all times from the date of the most recently delivered Compliance Certificate to and including the date hereof?	____ Yes	____ No
(2) Has the financial strength of A.M. Best for the Pledgor been equal to or better than "B++" at all times during the period described in line (1) above?	____ Yes	____ No

Annex A - Page 1

COLLATERAL ACCOUNT CONTROL AGREEMENT

AGREEMENT, dated as of November 9, 2015 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is made among Everest International Reinsurance, Ltd., a Bermuda company, as pledgor ("Pledgor"), Lloyds Bank plc, as pledgee ("Secured Party") and The Bank of New York Mellon, as a "bank" and a "securities intermediary" within the meaning of the UCC (collectively, the "Securities Intermedia ry").

W I T N E S S E T H :

WHEREAS, Secured Party and Pledgor will enter into a security agreement (the "Pledge and Security Agreement") pursuant to which Pledgor has agreed to pledge to Secured Party the Collateral (as defined below) in order to secure the repayment of Pledgor's obligations to Secured Party; and

WHEREAS, Pledgor, Secured Party and Securities Intermediary are entering into this Agreement to perfect the security interest of Secured Party in the Collateral Account; and

WHEREAS, Secured Party and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

WHEREAS, Securities Intermediary has agreed to act on behalf of Secured Party and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Party, subject to the terms hereof;

NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

1.            "Collateral Account" shall mean the custody account XXXX established and maintained by Securities Intermediary in the name of Pledgor (as the same may be redesignated, renumbered or otherwise modified), and any deposit account established and maintained in connection therewith by Securities Intermediary in its capacity as a bank.

2.            "Authorized Person" shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Oral and/or Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons (in substantially the form attached hereto as Exhibit A) (a "Certificate of Authorized Persons") which contains a specimen signature of such person.

3.            "Collateral" shall mean the Collateral Account and all financial assets, investment property, securities and other property therein (including proceeds) and cash held in the Collateral Account.

4.            "Depository" shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company, Euroclear, Clearstream Banking S.A. and any depository, book-entry system or clearing agency (and their respective successors and assigns)  authorized to act as a securities depository, securities depository,  or clearing agency, pursuant to applicable law and identified to Pledgor from time to time.

5.            "Electronic Means" shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Securities Intermediary, or another method or system specified by the Securities Intermediary as available for use in connection with its services hereunder.

6.            "Notice of Exclusive Control" shall mean a written notice given by Secured Party to Securities Intermediary that Secured Party is exercising sole and exclusive control of the Collateral.

7.            "Oral Instructions" shall mean verbal instructions received by Securities Intermediary.

8.            "Subcustodian" shall mean a bank or other financial institution (other than a Depository) which is utilized by  Securities Intermediary in connection with the purchase, sale or custody of securities hereunder and identified to Pledgor from time to time.

9.            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

10.       "Written Instructions" shall mean written communications received by Securities Intermediary by letter or by Electronic Means.

The terms "bank", "deposit account", "entitlement holder", "entitlement order", "financial asset", "investment property", "proceeds", "security", "security entitlement" and "securities intermediary" shall have the meanings set forth in Articles 8 and 9 of the UCC.

ARTICLE II
APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;
ACCOUNT

1.               Appointment; Identification of Collateral.  (a) Secured Party and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Collateral Account in registered form in its name or the name of its nominees.  Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Collateral Account and appropriate records identifying the Collateral in the Collateral Account as pledged by Pledgor to Secured Party.  Pledgor hereby authorizes Securities Intermediary to comply with all Oral and Written Instructions, including entitlement orders, originated by Secured Party with respect to the Collateral without further consent or direction from Pledgor or any other party.

2.                Status of Securities Intermediary.  The parties agree that Securities Intermediary is a securities intermediary, and intend that all securities and securities entitlements held in the Collateral Account shall be treated as financial assets.  The parties hereto further agree that Securities Intermediary is a "bank" (as defined in Section 9-102 of the UCC), that the deposit account referred to in "Collateral Account" is a "deposit account" (as defined in Section 9-102 of the UCC) and the Securities Intermediary is acting as a "bank" (as so defined) for all purposes of such deposit account and all Collateral from time to time held therein.

3.                The Account.  Securities Intermediary and Pledgor agree that (i) the account number, name or designation of any Collateral Account shall not be amended without the prior written consent of the Secured Party (except for changes due to Securities Intermediary's internal system changes) and (ii) no Collateral Account shall be closed without the prior written consent of the Secured Party.

4.                Use of Depositories.  Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder.  Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository.  Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary's account at such Depository.  Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

ARTICLE III
COLLATERAL SERVICES

1.                Notice of Exclusive Control.  (a) Securities Intermediary will comply at all times with Written Instructions (including entitlement orders) originated by the Secured Party concerning the Collateral Account without further consent by the Pledgor or any other person. Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act upon any Oral or Written Instructions, including entitlement orders, from either Secured Party or Pledgor.  Secured Party may, subject to terms of the Pledge and Security Agreement, exercise sole and exclusive control of the Collateral Account and the Collateral held therein at any time by delivering to Securities Intermediary a Notice of Exclusive Control.  Upon receipt of a Notice of Exclusive Control, Securities Intermediary shall, without inquiry and in reliance upon such Notice, thereafter comply with Oral or

Written Instructions (including entitlement orders) solely from Secured Party with respect to the Collateral Account and Secured Party shall with respect to the Collateral Account have all of the duties and obligations imposed by the Global Custody Terms and Conditions attached hereto as Appendix I and/ or this Agreement with respect to the Collateral Account to the extent arising after receipt by the Securities Intermediary of such Notice of Exclusive Control.

2.               Collateral Removal; Substitutions.  Until Securities Intermediary receives a Notice of Exclusive Control from Secured Party, Securities Intermediary is authorized to act upon any Oral or Written Instructions from Pledgor to transfer Collateral from the Collateral Account, whether against payment or anticipation of payment, or to substitute other Collateral for any Collateral then held in the Collateral Account ("Substitute Collateral"). It shall be Pledgor's sole responsibility to ensure that at all times the market value of Collateral in the Collateral Account shall not be less than the amount Pledgor is required to maintain pursuant to the Pledge and Security Agreement.

3.                Statements.  Securities Intermediary shall furnish Pledgor and Secured Party with advices of transactions affecting the Collateral Account and monthly Collateral Account statements.  Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are unsecure.  Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party, or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.

4.               Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Collateral Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

5.                 The Account.The Securities Intermediary hereby confirms and agrees that (i) the Collateral Account has been established in the name of the Pledgor as recited above which has been titled to reflect the security interest of the Secured Party therein and (ii) Pledgor is the sole owner of the Collateral Account. Each party hereto agrees that (i) the Collateral Account constitutes a "securities account" within the meaning of Article 8 of the UCC and (ii) all property, excluding cash, now or hereafter held, credited or carried by, in or to the credit of the Collateral Account shall be treated as financial assets.  Each party hereto further agrees that the deposit account referred to in "Collateral Account" is a "deposit account" (as defined in Section 9-102 of the UCC) and the Securities Intermediary is acting as a "bank" (as so defined) for all purposes of such deposit account and all Collateral from time to time held therein.

6.                 Subordination of Lien, Set-off.  The parties agree that any security interest in or lien on, or right of set-off with respect to any of the Collateral that Securities Intermediary may now or in the future may have is hereby subordinated to the security interest of Secured Party under the Pledge and Security Agreement, except to the extent of (a) any advances that Securities Intermediary may from time to time make to, or for the benefit of, the Pledgor for purposes of clearing or settling purchases or sales of securities by Pledgor, and (b) any fees, charges, expenses and other amounts not described in clause (a) above owed to Securities Intermediary and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Collateral Account, for which Securities Intermediary shall have a prior claim to the Collateral. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Collateral Account, or any financial assets credited thereto, originated by such third party without the prior written consent of the Secured Party and the Pledgor.  Securities Intermediary represents that no such agreement with any third party is now in effect.

ARTICLE IV
GENERAL TERMS AND CONDITIONS

1.                 Standard of Care; Limitation of Liability; Indemnification.  (a) Except as otherwise expressly provided herein, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' fees ("Losses") incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. With respect to Losses arising out of the acts or failures to act of a Subcustodian (other than an affiliate of Securities Intermediary), Securities Intermediary shall take appropriate action to recover such Losses from such Subcustodian, and Securities Intermediary's sole responsibility and liability shall be limited to the amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Securities Intermediary). In no event shall Securities Intermediary be liable to  Pledgor, Secured Party or any third party  for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall  Securities Intermediary or any Subcustodian be liable: (i) for acting in accordance with any Written or Oral Instructions  actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be given by an Authorized Person; (ii) for conclusively presuming that all disbursements of cash or deliveries of Securities directed by Pledgor or Secured Party by a Written or an Oral Instruction are in accordance with the Pledge and Security Agreement, (iii) for  holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (iv) for the insolvency of any Subcustodian (other than an affiliate of Securities Intermediary) or any Depository or for any Collateral held by such Depository or Subcustodian;  (v) for failing to act on any Oral Instructions; or (vi) for any Losses due to forces beyond the control of Securities Intermediary, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b)              Pledgor agrees to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary's performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or Secured Party; provided, that Pledgor shall not indemnify Securities Intermediary for those Losses arising out of Securities Intermediary's gross negligence or willful misconduct.  This indemnity shall be a continuing obligation of Pledgor, its respective successors and assigns, notwithstanding the termination of this Agreement. Secured Party hereby agrees to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary's performance hereunder after a Notice of Exclusive Control has been delivered to Securities Intermediary by Secured Party, including reasonable out of pocket fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Secured Party; provided, that Secured Party shall not indemnify  and hold Securities Intermediary harmless for those Losses arising out of Securities Intermediary's  gross negligence or willful misconduct.

2.                No Obligation Regarding Quality of Collateral.  Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

3.                No Responsibility Concerning Pledge and Security Agreement.  Pledgor and Secured Party hereby agree that, notwithstanding references to the Pledge and Security Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Pledge and Security Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor's or Secured Party's compliance with the Pledge and Security Agreement or to know the terms of the Pledge and Security Agreement).

4.                No Duty of Oversight.  Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Collateral Account or whether the Collateral is of a type required to be held in the Collateral Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

5.                Advice of Counsel.  Securities Intermediary may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

6.                No Collection Obligations.  Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, except with respect to payments actually made to the Securities Intermediary or if payment is refused after due demand and presentment.

7.                Fees and Expenses.  Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time.  Pledgor shall reimburse Securities Intermediary for all costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement.  Pledgor shall also reimburse Securities Intermediary for out‑of‑pocket expenses which are a normal incident of the services provided hereunder.

8.                Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.  (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written or Oral Instructions actually received by Securities Intermediary and reasonably believed by Securities Intermediary to be duly authorized and delivered.  Secured Party and Pledgor each agrees (i) to forward to Securities Intermediary Written Instructions confirming its Oral Instructions by the close of business of the same day that such Oral Instructions are given to Securities Intermediary, and (ii) the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Securities Intermediary shall in no way affect the validity or enforceability of transactions authorized and effected by Securities Intermediary pursuant to its Oral Instructions.

(b)            If Securities Intermediary receives Written Instructions which appear on their face to have been transmitted by an Authorized Person via Electronic Means, Secured Party and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person.  Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care. The Securities Intermediary shall have the right to accept and act upon Written Instructions, including funds transfer instructions given by an Authorized Person pursuant to this Agreement and delivered using Electronic Means.  If the Secured Party and Pledgor each elects to give the Securities Intermediary Written Instructions using Electronic Means and the Securities Intermediary in its discretion elects to act upon such Written Instructions, the Securities Intermediary's understanding of such Written Instructions shall be deemed controlling.  The Secured Party and Pledgor each understands and agrees that the Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that the Securities Intermediary shall conclusively presume that directions that purport to have been sent by an Authorized Person listed on the incumbency certificate provided to the Securities Intermediary have been sent by such Authorized Person.  The Secured Party and Pledgor each shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to the Securities Intermediary and that the Secured Party and Pledgor and all Authorized Persons are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Secured Party and Pledgor.  The Securities Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Securities Intermediary's reliance upon and compliance with such Written Instructions notwithstanding such directions conflict or are inconsistent with a subsequent Written Instruction.  The Secured Party and Pledgor agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Written Instructions to the Securities Intermediary, including without limitation the risk of the Securities Intermediary acting on unauthorized Written Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to the Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by the Secured Party and Pledgor; (iii) that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Securities Intermediary immediately upon learning of any compromise or unauthorized use of the security procedures.

(c)              If Secured Party or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, its use thereof shall be subject to any terms and conditions contained in a separate written agreement.  If Secured Party or Pledgor elects (with Securities Intermediary's prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

9.                 Account Disclosure.  Securities Intermediary is authorized to supply any information regarding the Collateral Account which is required by any law or governmental regulation now or hereafter in effect. Securities Intermediary as permitted by the applicable law or governmental regulation (subject to the Securities Intermediary's sole interpretation of such law or governmental regulation) shall give Secured Party or Pledgor, as the case may be, prompt notice of any such disclosure including in its notice the legal basis for the required disclosure.

10.            Force Majeure.  Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

11.            Pricing Services.  Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or Secured Party in connection with this Agreement.  Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information.  Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Pledgor or Secured Party as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

13.            No Implied Duties.  Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement. No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

14.            Global Custody Terms and Conditions. The Collateral Account and the Collateral shall be subject to the Global Custody Terms and Conditions attached hereto as Appendix I, except that in the event of any conflict between the express provisions of this Agreement and such Global Custody Terms and Conditions, the express provisions of this Agreement shall control.

ARTICLE V
MISCELLANEOUS

1.                Termination.  This Agreement shall terminate upon (a) Securities Intermediary's receipt of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral and Securities Intermediary's subsequent transfer of the Collateral from the Collateral Account pursuant to Pledgor's Written Instructions, (b) transfer of all of the Collateral to Secured Party subsequent to Securities Intermediary's receipt of a Notice of Exclusive Control, or (c) by any party (other than Pledgor) upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (c) above shall not affect or terminate Secured Party's security interest in the Collateral.  Upon termination pursuant to (c) above, Securities Intermediary shall follow such reasonable Written Instructions of Secured Party concerning the transfer of Collateral.  Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

2.                Certificates of Authorized Persons.  Secured Party and Pledgor agree to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

3.                Notices.  (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at 101 Barclay Street, New York, New York 10286, or at such other place as Securities Intermediary may from time to time designate in writing.

(b)              Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at Lloyds Bank plc, 1095 Avenue of the Americas, 35th Floor, New York, NY 10036, Attention: Letter of Credit Department, or at such other place as Secured Party may from time to time designate in writing.

(c)               Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at Everest International Reinsurance, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, HM 19, P.O. Box HM 845, Bermuda, Attention: Mark de Saram, with a copy to: Everest Global Services, Inc., 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938 0830
Attention: Ronald R. Cenzano, or at such other place as Pledgor may from time to time designate in writing.

4.                Cumulative Rights; No Waiver.  Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

5.                 Severability; Amendments; Assignment.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

6.                 Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver.  This Agreement and the Collateral Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The State of New York shall be deemed to be the location of the Securities Intermediary.  Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity.  Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7.                 No Third Party Beneficiaries.  In performing hereunder, Securities Intermediary is acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

8.                 Headings.  Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

9.                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                       10.              USA PATRIOT ACT.  Pledgor and Secured Party hereby acknowledge that Securities Intermediary is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary must obtain, verify and record information that allows Securities Intermediary to identify each of Pledgor and Secured Party.  Accordingly, prior to opening an Collateral Account hereunder Securities Intermediary will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor's and/or Secured Party's name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor's and Secured Party's identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.  Pledgor and Secured Party agree that Securities Intermediary cannot open an Collateral Account hereunder unless and until the Securities Intermediary verifies the Pledgor's and/or Secured Party's identity in accordance with its CIP.

11.             Information Sharing.  The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries located in multiple jurisdictions (the "BNY Mellon Group").  The BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the "Centralized Functions"), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Pledgor and Secured Party (which, for purposes of this provision, includes the name and business contact information for Pledgor and Secured Party employees and representatives) and the accounts established pursuant to this Agreement ("Pledgor and Secured Party Information") and (ii) use third party service providers to store, maintain and process Pledgor and Secured Party Information ("Outsourced Functions").  Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Pledgor and Secured Party consent to the disclosure of, and authorize BNY Mellon Group to disclose, Pledgor and Secured Party Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Pledgor and Secured Party Information.  In addition, the BNY Mellon Group may aggregate Pledgor and Secured Party Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Pledgor and Secured Party Information with Pledgor and Secured Party specifically.  Pledgor and Secured Party represent that Pledgor and Secured Party are authorized to consent to the foregoing and that the disclosure of Pledgor and Secured Party Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.  Pledgor and Secured Party also consent to the disclosure of Pledgor and Secured Party Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.

IN WITNESS WHEREOF, Secured Party, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

EVEREST INTERNATIONAL REINSURANCE, LTD.

By: /S/ PATRCIA GORDON-PAMPILN

Title: Vice President

LLOYDS BANK PLC

By: /S/ DAVEN POPAT

Title: Senior Vice President
Transaction Execution
Category A
P003

By: JULIA R. FRANKLIN

Title: Vice President
Business Transformation
Category A
F002

THE BANK OF NEW YORK MELLON

By: /s/ GLENN MCKEEVER

Title: Vice President

APPENDIX I

GLOBAL CUSTODY TERMS AND CONDITIONS

ARTICLE I
CUSTODY AND RELATED SERVICES

1.                (a)            Subject to these Global Custody Terms and Conditions, Pledgor hereby authorizes Securities Intermediary to hold any Securities received by it from time to time for Pledgor's account. Securities Intermediary shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder.  Securities and cash deposited by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository.  Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Securities Intermediary's agreements with such Subcustodians.  Subcustodians may be authorized to hold Securities in central securities depositories or clearing agencies in which such Subcustodians participate.  Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of Securities Intermediary as Securities Intermediary or trustee for its customers.  Securities Intermediary shall identify on its books and records the Securities and cash belonging to Pledgor, whether held directly or indirectly through Depositories or Subcustodians.

(b)              Unless applicable law otherwise requires, Securities Intermediary shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities or for funds advanced on behalf of Pledgor by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

2.                Securities Intermediary shall furnish Pledgor with an advice of daily transactions and a monthly summary of all transfers to or from the Collateral Accounts.  Pledgor may elect to receive advices, confirmations, reports or statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, Pledgor acknowledges that such transmissions are not encrypted and therefore are insecure.  Pledgor further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor or any person claiming by or through Pledgor as a result of the use of such methods.

3.                With respect to all Securities held hereunder, Securities Intermediary shall, unless otherwise instructed to the contrary:

(a)              Receive all income and other payments and advise Pledgor as promptly as practicable of any such amounts due but not paid;

(b)              Present for payment and receive the amount paid upon all Securities which may mature and advise Pledgor as promptly as practicable of any such amounts due but not paid;

(c)              Forward to Pledgor all information or documents that it may receive from an issuer of Securities which, in the opinion of Securities Intermediary, are intended for the beneficial owner of Securities;

(d)             Execute, as Securities Intermediary, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)              Hold directly or through a Depository or Subcustodian all rights and similar Securities issued with respect to any Securities credited to a Collateral Account hereunder; and

(f)               Endorse for collection checks, drafts or other negotiable instruments.

4.                (a)            Securities Intermediary shall notify Pledgor of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Securities Intermediary has received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Depository or a nationally or internationally recognized bond or corporate action service to which Securities Intermediary subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.  Absent actual receipt of such notice, Securities Intermediary shall have no liability for failing to so notify Pledgor.

(b)              Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non‑mandatory puts or calls) confer optional rights on Pledgor or provide for discretionary action or alternative courses of action by Pledgor, Pledgor shall be responsible for making any decisions relating thereto and for directing Securities Intermediary to act.  In order for Securities Intermediary to act, it must receive Pledgor's Written Instructions at Securities Intermediary's offices, addressed as Securities Intermediary may from time to time request, not later than noon at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Securities Intermediary may notify Pledgor).  Absent Securities Intermediary's timely receipt of such Written Instructions, Securities Intermediary shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities. As used herein the term Business Day shall mean any day on which Securities Intermediary and the relevant Subcustodians and Depositories are open for business.

5.                Securities Intermediary will make available to Pledgor proxy voting services upon the request of, and for the jurisdictions selected by, Pledgor in accordance with terms and conditions to be mutually agreed upon by Securities Intermediary and Pledgor.

6.                Securities Intermediary shall promptly advise Pledgor upon its notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class.  If Securities Intermediary, any Subcustodian or Depository holds any such Securities in which Pledgor has an interest as part of a fungible mass, Securities Intermediary, such Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

7.                Securities Intermediary shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Securities Intermediary in writing.

8.                Pledgor shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of Pledgor or any transaction related thereto.  Pledgor shall indemnify Securities Intermediary and each Subcustodian for the amount of any Tax that Securities Intermediary, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of Pledgor (including any payment of Tax required by reason of an earlier failure to withhold).  Securities Intermediary shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security.  In the event that Securities Intermediary or any Subcustodian is required under applicable law to pay any Tax on behalf of Pledgor, Securities Intermediary is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian, for the timely payment of such Tax in the manner required by applicable law.  If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Securities Intermediary shall promptly notify Pledgor of the additional amount of cash (in the appropriate currency) required, and Pledgor shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Securities Intermediary as specified herein.  In the event that Securities Intermediary reasonably believes that Pledgor is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of Pledgor under any applicable law, Securities Intermediary shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Securities Intermediary shall have received from Pledgor all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty.  In the event that Securities Intermediary reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Securities Intermediary and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by Pledgor to Securities Intermediary hereunder.  Pledgor hereby agrees to indemnify and hold harmless Securities Intermediary and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of Pledgor, its successors and assigns, notwithstanding the termination of these Global Custody Terms and Conditions..

9.                (a)            For the purpose of settling Securities and foreign exchange transactions, Pledgor shall provide Securities Intermediary with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate.  As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in the currency of Pledgor's home jurisdiction to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency to settle the transaction.  Securities Intermediary shall provide Pledgor with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Securities Intermediary from its Subcustodians and Depositories.  Such funds shall be in the currency of Pledgor's home jurisdiction or such other currency as Pledgor may specify to Securities Intermediary.

(b)              Any foreign exchange transaction effected by Securities Intermediary in connection with these Global Custody Terms and Conditions may be entered with Securities Intermediary or an affiliate of Securities Intermediary acting as principal or otherwise through customary banking channels.  Pledgor may issue standing Written Instructions with respect to foreign exchange transactions but Securities Intermediary may establish rules or limitations concerning any foreign exchange facility made available to Pledgor.  Pledgor shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.  Without limiting the foregoing, Pledgor shall bear the risks that rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of Pledgor of Securities or cash held outside Pledgor's jurisdiction or denominated in a currency other than its home jurisdiction or the conversion of cash from one currency into another currency. Securities Intermediary shall not be obligated to substitute another currency for a currency whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure.  Neither Securities Intermediary nor any Subcustodian shall be liable to Pledgor for any loss resulting from any of the foregoing events.

10.             To the extent Securities Intermediary has agreed to provide pricing or other information services in connection with these Global Custody Terms and Conditions, Securities Intermediary is authorized to utilize any vendor (including brokers and dealers of Securities) reasonably believed by Securities Intermediary to be reliable to provide such information.  Pledgor understands that certain pricing information with respect to complex financial instruments (e.g., derivatives) may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may or may not be material.  Where vendors do not provide information for particular Securities or other property, an Authorized Person may advise Securities Intermediary regarding the fair market value of, or provide other information with respect to, such Securities or property as determined by it in good faith. Securities Intermediary shall not be liable for any loss, damage or expense incurred as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

11.             As an accommodation to Pledgor, Securities Intermediary may provide consolidated recordkeeping services pursuant to which Securities Intermediary reflects on Collateral Account statements Securities not held in Securities Intermediary's vault or for which Securities Intermediary or its nominee is not the registered owner ("Non-Custody Securities").  Non-Custody Securities shall be designated on Securities Intermediary's books as "shares not held" or by other similar characterization.  Pledgor acknowledges and agrees that it shall have no security entitlement against Securities Intermediary with respect to Non-Custody Securities, that Securities Intermediary shall rely, without independent verification, on information provided by Pledgor regarding Non-Custody Securities (including but not limited to positions and market valuations) and that Securities Intermediary shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Securities Intermediary's books or set forth on account statements concerning Non-Custody Securities.

12.        With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the "Act") requires Securities Intermediary to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the "beneficial owners" (as defined in the Act) of the issuer's Securities, if the beneficial owner does not object to such disclosure, or (b) acting as a "respondent bank" (as defined in the Act) with respect to the Securities.  (Under the Act, "respondent banks" do not have the option of objecting to such disclosure upon the issuers' request.)  The Act defines a "beneficial owner" as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security.  The Act defines a "respondent bank" as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Securities Intermediary.  Under the Act, Pledgor is either the "beneficial owner" or a "respondent bank."

[ ]	Pledgor is the "beneficial owner," as defined in the Act, of the Securities to be held by Securities Intermediary hereunder.
[   ]            Pledgor is not the beneficial owner of the Securities to be held by Securities Intermediary, but is acting as a "respondent bank," as defined in the Act, with respect to the Securities to be held by Securities Intermediary hereunder.
IF NO BOX IS CHECKED, SECURITIES INTERMEDIARY SHALL ASSUME THAT CUSTOMER IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the Securities only:

[ ]	Pledgor objects
[   ]               Pledgor does not object

to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Pledgor.
IF NO BOX IS CHECKED, SECURITIES INTERMEDIARY SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM CUSTOMER.

With respect to Securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the Securities are located.

ARTICLE II
PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT

1.                Promptly after each purchase or sale of Securities by Pledgor, an Authorized Person shall deliver to Securities Intermediary Written Instructions specifying all information necessary for Securities Intermediary to settle such purchase or sale. Securities Intermediary shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Securities Intermediary.

2.                Pledgor understands that when Securities Intermediary is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously.  Pledgor assumes full responsibility for all credit risks involved in connection with Securities Intermediary's delivery of Securities pursuant to instructions of Pledgor.

3.                Securities Intermediary may, as a matter of bookkeeping convenience or by separate agreement with Pledgor, credit the Collateral Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor.  All such credits shall be conditional until Securities Intermediary's actual receipt of final payment and may be reversed by Securities Intermediary to the extent that final payment is not received.  Payment with respect to a transaction will not be "final" until Securities Intermediary shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE III
 OVERDRAFTS OR INDEBTEDNESS

1.                If Securities Intermediary in its sole discretion advances funds in any currency hereunder or there shall arise for whatever reason an overdraft in an Collateral Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if Pledgor is for any other reason indebted to Securities Intermediary, Pledgor agrees to repay Securities Intermediary on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Securities Intermediary to its institutional custody customers in the relevant currency.

2.                 In order to secure repayment of Pledgor's obligations to Securities Intermediary hereunder, Pledgor hereby pledges and grants to Securities Intermediary a continuing lien and security interest in, and right of set-off against, all of Pledgor's right, title and interest in and to the Collateral Accounts and the Securities, money and other property now or hereafter held in the Collateral Accounts (including proceeds thereof), and any other property at any time held by it for the account of Pledgor.  In this regard, Securities Intermediary shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

3.                Securities Intermediary has the right to debit any cash account for any amount payable by Pledgor in connection with any and all obligations of Pledgor to Securities Intermediary, whether or not relating to or arising under these Global Custody Terms and Conditions.  In addition to the rights of Securities Intermediary under applicable law and other agreements, at any time when Pledgor shall not have honored any and all of its obligations to Securities Intermediary, Securities Intermediary shall have the right without notice to Pledgor to retain or set-off, against such obligations of Pledgor, any Securities or cash Securities Intermediary or an affiliate of Securities Intermediary may directly or indirectly hold for the account of Pledgor, and any obligations (whether matured or unmatured) that Securities Intermediary or an affiliate of Securities Intermediary may have to Pledgor in any currency.  Any such asset of, or obligation to, Pledgor may be transferred to Securities Intermediary and any BNYM Affiliate in order to effect the above rights.